                                 LOAN AGREEMENT
                                   [FEI Space]

                            dated as of June 28, 2001

                                     between

                             LAKEPOINTE ASSETS LLC,

                                   as Borrower

                                       and

                     LEGG MASON REAL ESTATE SERVICES, INC.,

                                    as Lender

                                 LOAN AGREEMENT

      THIS LOAN AGREEMENT (this "LOAN AGREEMENT"), dated as of June 28, 2001, between LAKEPOINTE ASSETS LLC, a Delaware limited liability company, having an address c/o 5847 San Felipe Drive, Suite 2600, Houston, Texas 77057 ("BORROWER")
and LEGG MASON REAL ESTATE SERVICES, INC., a Pennsylvania corporation, having an address at 100 Light Street, 32nd Floor, Baltimore, Maryland 21202 (the
"LENDER").

                                   BACKGROUND

      A.   Reference is made to the Standard Terms and Conditions for this Loan
Agreement attached as EXHIBIT A hereto (the "STANDARD TERMS AND CONDITIONS").
The terms of this Loan Agreement are set forth in the Standard Terms and
Conditions.

      B.   Lender has made a loan to Borrower in the principal amount of ONE
HUNDRED EIGHTEEN MILLION SEVEN HUNDRED THIRTY-FOUR THOUSAND EIGHT HUNDRED
SIXTEEN DOLLARS AND THIRTY-FIVE CENTS ($118,734,816.35) (the "LOAN") evidenced by the Note and secured, in part, by the Security Documents.

      C.   Borrower owns the Mortgaged Property described in the Deed of Trust,
Security Agreement, Assignment of Leases and Rents and Fixture Filing, executed effective as of the date hereof, from Borrower for the benefit of Lender (the
"INDENTURE").

      D.   Borrower has leased the Mortgaged Property to Tenant pursuant to the Lease.

      E.   Lender is willing, on the terms and subject to the conditions set forth in this Loan Agreement, to make the Loan to Borrower.

      NOW, THEREFORE, in consideration of the premises, the agreements contained in this Loan Agreement, the making of the Loan and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

           Section 1.  Background.   The Background of this Loan Agreement is
incorporated by reference.

           Section 2.  Standard Terms and Conditions. The Standard Terms and
Conditions are incorporated by reference.

                   [SIGNATURES APPEAR ON THE FOLLOWING PAGES]

           IN WITNESS WHEREOF, the parties have duly executed and delivered this
Loan Agreement as of the date first above written.

                                  BORROWER:

                                  LAKEPOINTE ASSETS LLC,
                                  a Delaware limited liability company

                                  By: /s/ J. Richard Rosenberg
                                      J. Richard Rosenberg,
                                      Vice President and Chief Financial Officer

                   [SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

                                  LENDER:

                                  LEGG MASON REAL ESTATE SERVICES, INC.,
                                  a Pennsylvania corporation

                                  By: /s/ Judith M. Shewbridge
                                      Name:  Judith M. Shewbridge
                                      Title: Assistant Vice president

                                    EXHIBIT A

                                   [FEI SPACE]

--------------------------------------------------------------------------------

                                 LOAN AGREEMENT
                          STANDARD TERMS AND CONDITIONS

-------------------------------------------------------------------------------

                                TABLE OF CONTENTS

Article 1 DEFINITIONS AND RULES OF CONSTRUCTION
         Section 1.01          Definitions
         Section 1.02          Resolution of Drafting Ambiguities
Article 2 THE NOTE
         Section 2.01          Form of Note
         Section 2.02          Payment of Debt
         Section 2.03          [Intentionally Omitted]
         Section 2.04          Prepayment of the Note
         Section 2.05          Defeasance of the Note
         Section 2.06          Default Interest and Late Charge
Article 3 OBLIGATIONS SECURED/SECURITY/APPLICATION OF PAYMENTS
         Section 3.01          Obligations Secured
         Section 3.02          Other Security for Payment of the Note
         Section 3.03          Application of Payments
Article 4 COVENANTS
         Section 4.01          Insurance
         Section 4.02          Payment of Taxes and Impositions, etc
         Section 4.03          Escrow Fund
         Section 4.04          Changes in the Legal Requirements Regarding Taxation
         Section 4.05          No Credits on Account of the Debt
         Section 4.06          Documentary Stamps
         Section 4.07          Maintenance of Mortgaged Property
         Section 4.08          Books and Records
         Section 4.09          Performance of Other Agreements
         Section 4.10          ERISA
         Section 4.11          Hazardous Substances
Article 5 TRANSFER
         Section 5.01          Transfer Generally
         Section 5.02          Permitted Transfer of Beneficial Interest
         Section 5.03          Permitted Transfer of Mortgaged Property
         Section 5.04          No Impairment
         Section 5.05          Lender Consent
         Section 5.06          Cost of Transfer
         Section 5.07          No Release of Liability
Article 6 SINGLE PURPOSE ENTITY
         Section 6.01          Separateness Representations and Covenants
Article 7 REPRESENTATIONS AND WARRANTIES
         Section 7.01          Organization
         Section 7.02          Authority
         Section 7.03          Consents
         Section 7.04          No Litigation
         Section 7.05          Agreements
         Section 7.06          Enforceability
         Section 7.07          Disclosure
         Section 7.08          No Default
         Section 7.09          Condemnation
         Section 7.10          Federal Reserve Regulations
         Section 7.11          Utilities and Public Access
         Section 7.12          Not Foreign Person
         Section 7.13          Indenture Liens
         Section 7.14          Assignment of Leases
         Section 7.15          No Adverse Change
         Section 7.16          Lease and Management Agreements
         Section 7.17          Condition, Compliance
         Section 7.18          Related Party Loans
         Section 7.19          Service Contract
         Section 7.20          No Insolvency or Judgment
         Section 7.21          Separateness
         Section 7.22          Subleases
         Section 7.23          Taxes
         Section 7.24          No Broker
         Section 7.25          Investment Company Act
         Section 7.26          Compliance with ERISA and State Statutes on
                               Governmental Plans
         Section 7.27          Hazardous Substances
Article 8 CASUALTY AND CONDEMNATION
         Section 8.01          Notice; Settlement
         Section 8.02          Restoration
         Section 8.03          Claims for Net Award
Article 9 EVENTS OF DEFAULT/REMEDIES
         Section 9.01          Events of Default
         Section 9.02          Remedies Generally
         Section 9.03          Right to Cure Defaults
         Section 9.04          Prepayment After Event of Default
         Section 9.05          Right of Entry
         Section 9.06          Remedies under Security Documents
         Section 9.07          Actions and Proceedings
         Section 9.08          Waiver of Counterclaim
         Section 9.09          Recovery of Sums Required to Be Paid
Article 10 LEASE/LEASE TERMINATION
         Section 10.01         The Lease, Management Agreements, Multi-Party
                               Agreement and Other Leases
         Section 10.02         Permitted Lease Termination Events
Article 11 INDEMNIFICATION
         Section 11.01         General Indemnification
         Section 11.02         Tax Indemnification
Article 12 MISCELLANEOUS
         Section 12.01         Waiver of Notice
         Section 12.02         Remedies of Borrower
         Section 12.03         Sole Discretion of Lender
         Section 12.04         Non-Waiver
         Section 12.05         No Oral Change
         Section 12.06         Liability/Successor and Assigns
         Section 12.07         Unenforceable Provisions
         Section 12.08         Servicer
         Section 12.09         Duplicate Originals
         Section 12.10         Assignments
         Section 12.11         Risk of Loss, etc.
         Section 12.12         Cooperation
         Section 12.13         Recourse Provisions
         Section 12.14         Governing Law; Submission to Jurisdiction
         Section 12.15         Waiver of Jury Trial
         Section 12.16         Consent Specific/No Deemed Waiver
         Section 12.17         No Forfeiture
         Section 12.18         Notices
         Section 12.19         Estoppel Certificates
         Section 12.20         Usury Laws
         Section 12.21         Approval of RVI Insurer

APPENDIX A - Definitions and Rules of Construction

EXHIBITS

A        Form of Note
B        Other Properties
C        Beneficial Owner Instrument of Accession and Assumption
D        Certificate of Compliance and Release
E        Instrument of Accession and Assumption
F        Certificate of Compliance and Release

                                   ARTICLE 1

                      DEFINITIONS AND RULES OF CONSTRUCTION

      Section 1.01 Definitions. For purposes of this Loan Agreement, capitalized terms used in this Loan Agreement and not otherwise defined in the body of this
Loan Agreement have the meanings ascribed to them in APPENDIX A, unless the context otherwise requires, and the rules of construction set forth in APPENDIX
A shall apply thereto and hereto.

      Section 1.02 Resolution of Drafting Ambiguities. Each of the parties hereto acknowledges that it was represented by counsel in connection with the
Loan Documents to which it is a party that it and its counsel reviewed and revised the Loan Documents and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be employed in the interpretation of the Loan Documents.

                                   ARTICLE 2

                                    THE NOTE

      Section 2.01 Form of Note. On the Closing Date, Borrower will execute and deliver the Note to Lender substantially in the form set out in EXHIBIT A.

      Section 2.02 Payment of Debt. Borrower shall duly and punctually pay the
Debt in accordance with the terms hereof and of the Note, as and when due and payable.

      Section 2.03 [Intentionally Omitted]

      Section 2.04 Prepayment of the Note. The Debt may be prepaid only if and as permitted by the Note and this Loan Agreement. Borrower may not prepay the
Note, in whole or in part, except on or after February 8, 2021 during which period Borrower may prepay the Note in whole, but not in part, at par and without payment of the Prepayment Consideration. In addition, Borrower must prepay the Note in whole as follows if a Permitted Lease Termination Event occurs:

             (a) If an event of default occurs under Article 9 of the Lease that results in a Permitted Lease Termination Event, then Borrower must prepay the entire outstanding principal balance of the Note, together with accrued and unpaid interest thereon, Prepayment Consideration and all other amounts due and owing under the Note, this Loan Agreement and the Security Documents; and

             (b) If a Destruction occurs that results in a Permitted Lease
Termination Event, then Borrower must prepay the entire outstanding principal balance of the Note, together with accrued and unpaid interest thereon, and all other amounts due and owing under the Note, this Loan Agreement and the Security
Documents, and if and only if an Event of Default exists following such
Destruction, such prepayment must also include the payment of Prepayment
Consideration.

      Section 2.05 Defeasance of the Note. Borrower may defease the Note in whole but not in part at any time before the Maturity Date, but only on the first day of the month after not less than sixty (60) days' prior written notice to Lender, subject to the following:

             (a) At any time after the Lockout Period, and provided no Event of
Default exists, Borrower may obtain the release of the Mortgaged Property from the Lien of the Indenture upon the satisfaction of the following conditions precedent (such release in accordance with the terms hereof is called a
"DEFEASANCE"):

                (i)  not less  than  sixty  (60)  days'  prior  written  notice to  Lender  of  Borrower's  intent to effect a Defeasance specifying a Release
Date;

                (ii) the payment to Lender of the Monthly Payment due on the
Release Date;

                (iii) the payment to Lender on the Release Date of all other sums, not including scheduled interest or principal payments, due under the
Note, this Loan Agreement and the Security Documents the amount of which Lender shall notify Borrower of not less than 5 days before the Release Date;

                (iv)  the payment to Lender on the Release Date of the
Defeasance Deposit; and

                (v)  the delivery to Lender on the Release Date of:

                     (A) a pledge and security agreement, in form and substance satisfactory to Lender, creating a first priority Lien in favor of Lender on the
Defeasance Deposit and the U.S. Obligations purchased on behalf of Borrower with the Defeasance Deposit in accordance with the provisions of this paragraph (the
"SECURITY AGREEMENT");

                     (B) a release of the Mortgaged Property from the Lien of
the Indenture (for execution by Lender) in a form appropriate for the jurisdiction in which the Mortgaged Property is located;

                     (C) a duly executed certificate of Borrower certifying that the requirements set forth in this subparagraph (a) have been satisfied;

                     (D) an opinion of counsel for Borrower in form
satisfactory, or other documentation satisfactory, to Lender stating, among other things, that (1) Lender has a perfected first priority security interest in the Defeasance Deposit and the U.S. Obligations purchased by Lender on behalf of Borrower, (2) the Security Agreement is enforceable against Borrower in accordance with its terms, (3) there exist no material adverse tax consequences to Lender in connection with the Defeasance, and (4) the Defeasance will not violate or have any adverse consequences under any applicable federal securities laws;

                     (E) such other certificates, documents or instruments as
Lender may reasonably request; and,

                     (F) payment to Lender by Borrower of all reasonable third
party costs and expenses incurred by Lender in connection with the Defeasance hereunder including, but not limited to, reasonable fees of attorneys and accountants.

In connection with the conditions set forth in subparagraph (a)(v) above,
Borrower hereby appoints Lender as its agent and attorney-in-fact to use the
Defeasance Deposit to purchase U.S. Obligations which provide payments on or before, but as close as possible to, all successive scheduled payment dates after the Release Date upon which Monthly Payments are required under the Note
(including the amounts due on the Maturity Date) and in amounts equal to the
Monthly Payments due on such dates and on the assumed Maturity Date under the
Note (the "SCHEDULED DEFEASANCE PAYMENTS"). Borrower, pursuant to the Security
Agreement or other appropriate document, shall authorize and direct that the payments received from the U.S. Obligations must be made directly to Lender and applied to satisfy the obligations of Borrower under the Note.

             (b) Upon compliance with the requirements of this Section 2.05,
Lender will release the Mortgaged Property from the Lien of the Indenture, and the pledged U.S. Obligations will be the sole source of collateral securing the
Note. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required by subparagraph (a) above and to satisfy
Borrower's obligations under this subparagraph (b) will be remitted to Borrower with the release of the Mortgaged Property from the Lien of the Indenture. In connection with such release, Lender will establish or designate a successor entity (the "SUCCESSOR BORROWER") and Borrower must transfer and assign all obligations, rights and duties under and to the Note together with the pledged
U.S. Obligations to such Successor Borrower. Such Successor Borrower must assume the obligations under the Note and the Security Agreement and upon such assumption Borrower will be relieved of its obligations thereunder. Borrower must pay $1,000 to any such Successor Borrower as consideration for assuming the obligations under the Note and the Security Agreement. No other assumption fee will be payable upon a transfer of the Note in accordance with this paragraph, but Borrower must pay all reasonable third-party costs and expenses incurred by
Lender, including the reasonable expenses of Lender's attorneys, incurred in connection with this paragraph.

      Section 2.06 Default Interest and Late Charge. If an Event of Default
exists (including Borrower's failure to pay the Debt in full on the Maturity
Date), Lender will be entitled to receive, and Borrower must pay, interest at the Default Rate on the entire unpaid principal sum and any other amounts due under this Loan Agreement, the Note and the Security Documents. The Default Rate
will be computed from the date the default occurs until the earlier of the date the default is cured or the actual receipt and collection of the Debt. This charge will be added to the Debt, and will be deemed secured by the Indenture and other Security Documents. In addition, if any portion of the Debt is not paid within ten (10) days after it is due, Borrower must pay to Lender, upon demand, a late fee equal to four percent (4%) or the maximum amount permitted by applicable law, whichever is less) of such unpaid sum, to defray the expenses incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment and such amount will be secured by the Indenture and the other Security Documents. This paragraph, however, will not be construed as an agreement or privilege to extend the date to pay the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

                                   ARTICLE 3

              OBLIGATIONS SECURED/SECURITY/APPLICATION OF PAYMENTS

      Section 3.01 Obligations Secured.

             (a) The Indenture and the Security Documents and the grants, assignments and transfers made thereunder to Lender are given to secure the following, in such order of priority as Lender may determine in its sole discretion (the "DEBT"):

                (i)  the payment of the principal indebtedness evidenced by the
Note in lawful money of the United States of America;

                (ii) the payment of interest, default interest, late charges, prepayment premiums and other sums, as provided in the Note, this Loan Agreement or the Security Documents;

                (iii) the payment of Prepayment Consideration;

                (iv)  the payment of all Protective Advances;

                (v)   the payment of all other monies agreed to or provided to
be paid by Borrower in the Note, this Loan Agreement and the Security Documents;
and

                (vi)  the payment of all other sums advanced and costs and third-party expenses Lender incurs in connection with the Loan or any part thereof, any renewal, extension, modification, consolidation, change, substitution, replacement, restatement or increase of the Loan or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at Borrower's or Lender's request.

             (b) The Indenture and the Security Documents and the grants, assignments and transfers made therein are also given to secure the following
(the "OTHER OBLIGATIONS"):

                (i)   the performance of all other obligations of Borrower
contained herein;

                (ii)  the performance of each obligation of Borrower contained in the Note in addition to the payment of the Debt and of Borrower contained in this Loan Agreement and the Security Documents; and

                (iii) the performance of each obligation of Borrower contained in any renewal, extension, modification, consolidation, change, substitution, replacement for, restatement or increase of all or any part of the Note, this
Loan Agreement or the Security Documents.

      Section 3.02 Other Security for Payment of the Note. The payment and performance of the Obligations will be secured by the Indenture and the other
Security Documents.

      Section 3.03 Application of Payments. (a) Borrower will direct Tenant to pay directly to Lender or its designee all Rents due to Borrower under the Lease when such amounts are due and payable. Lender will apply all such Rents, and other payments received by it promptly upon receipt, but not less frequently than monthly, as follows: First, to pay to the Certificate Trustee all amounts due and payable pursuant to Schedule A of the Note, default interest, late charges, prepayment premiums, Prepayment Consideration and all other amounts due on account of the Debt then due and payable under the Note, this Loan Agreement or the Security Documents other than payments for Protective Advances; Second, to reimburse Lender for any Protective Advances; Third, to deposit into the
Escrow Fund, all amounts, if any, due and payable under Section 4.03 hereof; and
Fourth, as long as no Event of Default exists, to pay the balance of the funds, if any, within two (2) Business Days after Lender receives good funds, to
Borrower by wire transfer of immediately available funds to an account designated by Borrower, which payments to Borrower will be free of the Lien of the Indenture and Lender's rights under the Loan Documents. If Lender does not receive any payment Tenant is required to pay directly to Lender, Lender will use reasonable efforts to promptly notify Borrower of Tenant's failure to make such payment; however, Lender's failure to provide such notice shall not relieve or alter Borrower's absolute obligation to pay all amounts due hereunder and under the other Loan Documents at the time and in the manner required hereunder.

             (a) Notwithstanding the foregoing, any moneys Lender or its designee receives as Additional Rent shall be applied first for the purposes for which such moneys were paid pursuant thereto.

                                   ARTICLE 4

                                    COVENANTS

      Section 4.01 Insurance.

             (a) Borrower will satisfy, or will cause Tenant or Manager to satisfy, the Insurance Requirements. During such time as Tenant or Manager satisfies the Insurance Requirements, Borrower will be deemed to be in compliance with the requirements of this Section 4.01. If at any time Tenant or
Manager fails to satisfy the Insurance Requirements, then Borrower must satisfy the Insurance Requirements and make the Tax and Insurance Reserve Fund Payments required pursuant to Section 4.03 hereof.

             (b) Borrower acknowledges Lender's right under and pursuant to
Section 9.03 hereof to obtain (either itself or by its agents, servicers, nominees or attorneys) any Policies required of Borrower should Borrower, Tenant or Manager fail to do so as required hereunder.

      Section 4.02 Payment of Taxes and Impositions, etc. (a) Borrower will pay and discharge, or will cause Tenant or Manager to pay and discharge, all Taxes and Impositions at the time and in the manner required by the Lease. Borrower will deliver, or will cause Tenant or Manager to deliver, to Lender, promptly upon Lender's request, receipts (or if receipts are not available, copies of cancelled checks evidencing payment with receipts to follow promptly after they become available) showing payment of Taxes and Impositions before the applicable delinquency date therefor. Borrower will not suffer and will pay within thirty
(30) days of knowledge or will cause Tenant or Manager to pay within thirty (30)
days of knowledge, and discharge any Lien which may be or become a Lien against the Mortgaged Property, subject to Borrower's contest rights under subsection
4.02(b) hereof.

             (b) After prior written notice to Lender, and provided no Default
(as defined in the Lease) or Event of Default (as defined in the Lease) exists,
Borrower (or, to the extent permitted under the Lease, Tenant), may contest, or permit to be contested (including through abatement proceedings), in good faith and at its sole expense, by appropriate legal proceedings, the amount or validity or application in whole or in part of any of the Taxes or Impositions, and/or any Legal Requirements affecting the Leased Property, and to postpone payment of or compliance with the same during the pendency of such contest, provided that such contest is conducted in accordance with and subject to the conditions contained in paragraph 6(d) of the Lease.

      Section 4.03 Escrow Fund. At any time after an Event of Default (as defined in the Lease) has occurred, or if a Credit Rating Downgrade has occurred, Borrower must pay or must cause Tenant to pay to Lender the Tax and
Insurance Reserve Fund Payment due under the Lease. In addition, during any period that Borrower is required to maintain Policies pursuant to Section 4.01 hereof, Borrower will also pay monthly to Lender, for deposit into the Escrow
Fund, one-twelfth of an amount which would be sufficient to pay the Insurance
Premiums due on such Policies. Borrower pledges to Lender any and all monies now or hereafter deposited in the Escrow Fund as additional security to pay the Debt subject to Tenant's right to such monies, if any, as set forth in subparagraph
13(e) of the Lease. Lender will apply the Escrow Fund to pay Taxes and Insurance
Premiums required to be paid pursuant to Sections 4.01 and 4.02 hereof. If the amount of the Escrow Fund exceeds the amounts due for Taxes and Insurance
Premiums pursuant to Sections 4.01 and 4.02 hereof, Lender will either return any excess to Borrower or credit such excess against future payments to be made to the Escrow Fund. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Mortgaged Property. If the
Escrow Fund is not sufficient, in Lender's judgment, to pay when due the Taxes and Insurance Premiums, Borrower must promptly pay, or must cause Tenant to pay promptly, to Lender, upon demand, an amount which Lender shall estimate as sufficient to make up the deficiency. Subject to Tenant's rights set forth in subparagraph 13(e) of the Lease, if an Event of Default exists, Lender may apply any sums then on deposit in the Escrow Fund to pay the following items in any order in its sole discretion:

                (i)      Taxes and Impositions and Insurance Premiums;

                (ii)     Interest on the unpaid principal balance of the Note;

                (iii)    Amortization of the unpaid principal balance of the
Note; or

                (iv)     All other sums payable pursuant to the Loan Documents,
including, Protective Advances made by Lender.

      Until expended or applied as above provided, any amounts in the Escrow
Fund will constitute additional security for the Debt. The Escrow Fund will not constitute a trust fund and may be commingled with other monies held by Lender.
No earnings or interest on the Escrow Fund will be payable or credited to
Borrower, except in the case of a Credit Rating Downgrade interest shall be disbursed according to the terms of the Lease.

      Section 4.04 Changes in the Legal Requirements Regarding Taxation. If any
Legal Requirement is enacted or adopted or amended after the Closing Date which imposes a tax, either directly or indirectly, on the Debt or Lender's interest in the Mortgaged Property, Borrower must pay such tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of such tax or interest and penalties by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then in any such event, Lender may, by written notice to Borrower of not less than ninety (90) days, declare the Debt immediately due and payable without
Prepayment Consideration.

      Section 4.05 No Credits on Account of the Debt. Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any payment of Taxes or Impositions assessed against the Mortgaged Property and no deduction shall otherwise be made or claimed from the assessed value of the
Mortgaged Property for real estate tax purposes by reason of the Loan Documents or the Debt. If such claim, credit or deduction shall be required by law, Lender may, by written notice to Borrower of not less than ninety (90) days, declare the Debt immediately due and payable.

      Section 4.06 Documentary Stamps. If at any time any Governmental Authority requires revenue or other stamps to be affixed to the Note or the Indenture, or imposes any other tax or charge on the same, Borrower must pay for the same, with interest and penalties thereon, if any.

      Section 4.07 Maintenance of Mortgaged Property. Borrower will maintain, or will cause Tenant and Manager to maintain, the Mortgaged Property in accordance with the requirements and subject to the conditions of (i) the Lease, and (ii)
the Management Agreements. Borrower will comply with, and will cause Tenant and the Mortgaged Property to comply with, all Legal Requirements, subject in each case to any contest thereof conducted in accordance with the provisions of paragraph 6(d) of the Lease. Borrower will not initiate, join in, acquiesce in, or consent to any change in any Legal Requirements, limiting or defining the uses which may be made of the Mortgaged Property without the express written consent of Lender. If under applicable zoning provisions the use of all or any portion of the Mortgaged Property is or shall become a nonconforming use,
Borrower will not cause or permit such nonconforming use to be discontinued or abandoned without Lender's express written consent.

      Section 4.08 Books and Records. Borrower will keep adequate books and records of account in accordance with generally accepted accounting principles and deliver to Lender: (a) copies of all tax returns, if any, filed by Borrower within twenty (20) days after the filing thereof; (b) copies of all financial information received by Borrower under the Lease, and any lease within twenty
(20) days after receipt thereof; (c) within one hundred and ten (110) days after the close of each fiscal year, an annual operating statement of the Mortgaged
Property; (d) and an annual balance sheet and profit and loss statement of
Borrower certified by Borrower's chief financial officer. Borrower will provide
Lender with such additional financial or management information as Lender may reasonably request, provided that any such additional information with respect to Tenant or the Mortgaged Property is in Borrower's possession or is available to Borrower pursuant to the terms and provisions of the Lease.

      Section 4.09 Performance of Other Agreements. Borrower will observe and perform or cause Tenant or Manager to observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Mortgaged Property, including, without limitation, the Lease, the Management Agreements, the
Multi-Party Agreement and any reciprocal easement, operating or similar agreement, and if Borrower fails to so observe and perform, or caused to be observed or performed, any such terms, Lender and Servicer and their agents, employees, contractors, engineers, architects and other representatives may, but shall not be required to, observe and perform such terms.

      Section 4.10 ERISA.

             (a) Throughout the term of this Loan Agreement, Borrower must not
(i) become an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title 1 of ERISA; (ii) acquire assets that constitute "plan assets" of one or more plans within the meaning of 29 C.F.R. Section 2510.3-101;
(iii) become a "governmental plan" within the meaning of Section 3(32) of ERISA;
or (iv) enter into any transaction that is subject to state statutes regulating investments of and fiduciary obligations with respect to governmental plans.

             (b) Borrower will deliver to Lender such certifications or other evidence from time to time throughout the term of this Loan Agreement, as reasonably requested by Lender in its sole discretion, that (i) Borrower is not an "employee benefit plan" or a "governmental plan"; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

                (i)   Equity interests in Borrower are publicly offered
securities,  within the  meaning  of 29 C.F.R. Section 2510.3-101(b)(2);

                (ii)  Less than 25 percent of all equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. Section
2510.3-101(f)(2);

                (iii) Borrower  qualifies as an "operating  company" or a "real estate operating  company" within the meaning of 29 C.F.R. Section 2510.3.101(c) or
(e); or an investment company registered under the Investment Company Act of 1940; or

                (iv)  The Loan meets the requirements of PTE 95-60, 90-1, 84-14 or similar exemption.

      Section 4.11 Hazardous Substances.

             (a) Borrower will comply, and will cause Tenant or Manager to comply, with all applicable Environmental Laws relating to the Mortgaged
Property and the requirements of Article 9 of the Lease. Compliance by Tenant or
Manager with the requirements of Article 9 of the Lease will be deemed to be compliance by Borrower with this Section 4.11(a).

             (b) Borrower will promptly notify Lender in writing if Borrower learns of the possible existence of any Hazardous Substances on the Mortgaged
Property or if Borrower learns that the Mortgaged Property is or may be in direct or indirect violation of any Environmental Laws. Further, immediately upon receipt of the same, Borrower will deliver to Lender copies of any and all orders, notices, permits, applications, reports, and other communications, documents and instruments pertaining to the actual, alleged or potential presence or existence of any Hazardous Substances at, on, about, under, within, near or in connection with the Mortgaged Property. Subject to the rights of the
Tenant under the Lease and the SNDA and the rights of tenants under the Superior
Leases, Borrower grants to Lender and its agents and employees access to the
Mortgaged Property and a license to remove any Hazardous Substances and to do all things Lender deems necessary to cause the Mortgaged Property to comply with
Environmental Laws. Borrower will, at Borrower's sole cost and expense, indemnify, defend (at trial and appellate levels, and with attorneys, consultants and experts acceptable to Lender), and hold the Indemnified Parties harmless from and against any and all Indemnified Liabilities arising directly or indirectly from or out of: (i) the presence or release of any Hazardous
Substances on, in, under or affecting all or any portion of the Mortgaged
Property, or any release of Hazardous Substances emanating from the Mortgaged
Property onto any contiguous property; (ii) the violation of any Environmental
Laws relating to or affecting the Mortgaged Property, caused by Borrower or members of Borrower; (iii) the failure by Borrower to comply fully with the terms and conditions of this Section 4.11; (iv) the breach of any representation or warranty contained in Section 7.27 hereof; or (v) the enforcement of this
Section 4.11, including, the cost to assess, contain and/or remove any Hazardous
Substances from the Mortgaged Property or any surrounding areas, the cost of any actions taken in response to the presence, release or threat of release of any
Hazardous Substances on, in, under or affecting the Mortgaged Property or any surrounding areas to prevent or minimize such release or threat of release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and the costs incurred to comply with the Environmental Laws in connection with the Mortgaged Property or any surrounding areas. This indemnity will survive payment in full of the
Debt or any termination or satisfaction of the Lien of the Indenture or foreclosure of the Indenture for any Indemnified Liabilities arising or accruing on or before payment in full of the Debt or any termination or satisfaction of the Lien of the Indenture or foreclosure of the Indenture.

                              IMPORTANT - READ THIS

BORROWER ACKNOWLEDGES THAT PURSUANT TO THE FOREGOING INDEMNITY IT HAS AGREED TO
INDEMNIFY AND HOLD HARMLESS THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL
LIABILITIES ARISING BY REASON OF THE ACTS OR OMISSIONS OF ANY OF THE INDEMNIFIED
PARTIES AND OTHERWISE, WHICH LIABILITIES INCLUDE, WITHOUT LIMITATION, EXCEPT AS
PROVIDED ABOVE, SOLE NEGLIGENCE, CONCURRENT NEGLIGENCE, STRICT LIABILITY,
CRIMINAL LIABILITY, STATUTORY LIABILITY, LIABILITY FOR INJURIES NOT COMPENSATED
BY WORKERS' COMPENSATION INSURANCE, OTHER INJURIES OR LOSSES NOT COVERED BY
INSURANCE AND LIABILITY ARISING AS A RESULT OF WAIVERS, EXCULPATIONS,
DISCLAIMERS OR RELEASES. IF SUCH LIABILITY ARISES BY REASON OF THE GROSS
NEGLIGENCE OR WILLFUL MISCONDUCT OF AN INDEMNIFIED PARTY (OR INDEMNIFIED
PARTIES, AS THE CASE MAY BE) (HEREINAFTER A "RESPONSIBLE INDEMNIFIED PARTY")
THIS INDEMNITY SHALL NOT EXTEND TO ANY SUCH RESPONSIBLE INDEMNIFIED PARTY, BUT
SHALL EXTEND TO ALL OTHER INDEMNIFIED PARTIES.

             (c) Upon Lender's request, and subject to the rights of the Tenant under the Lease and the SNDA and the rights of tenants under the Superior
Leases, at any time an Event of Default exists or at such other time as Lender has reasonable grounds to believe that Hazardous Substances are or have been released, stored or disposed of on or around the Mortgaged Property or that the
Mortgaged Property may violate the Environmental Laws, Borrower must provide, at
Borrower's sole cost and expense, an inspection or audit of the Mortgaged
Property prepared by a hydrogeologist or environmental engineer or other appropriate consultant approved by Lender indicating the presence or absence of
Hazardous Substances on the Mortgaged Property or an inspection or audit of the
Improvements prepared by an engineering or consulting firm approved by Lender indicating the presence or absence of friable asbestos or substances containing asbestos on the Mortgaged Property. If Borrower fails to provide such inspection or audit within thirty (30) days after such request, Lender may order the same, and Borrower hereby grants to Lender and its employees and agents access to the
Mortgaged Property and an irrevocable license to undertake such inspection or audit, subject to the rights of the Tenant under the Lease and the SNDA, and the tenants under the Superior Leases. Borrower will pay immediately on demand the cost of such inspection or audit, together with interest thereon at the Default
Rate from the date incurred by Lender until actually paid by Borrower, and such costs will be secured by the Indenture and by the other Security Documents securing all or any part of the Debt.

             (d) Without limiting the foregoing, and subject to Tenant's rights under the Lease and the tenants' rights under the Superior Leases, where recommended by a "PHASE I" or "PHASE II" assessment or otherwise required by
Lender, Borrower will establish and will comply with an operations and maintenance program relative to the Mortgaged Property, in form and substance acceptable to Lender, prepared by an environmental consultant acceptable to
Lender, which program will address any Hazardous Substances (including asbestos containing material or lead based paint) that may now or in the future be detected on the Mortgaged Property. Without limiting the generality of the preceding sentence, Lender may require, subject to Tenant's rights under the
Lease and the SNDA and the tenants' rights under the Superior Leases, (a)
periodic notices or reports to Lender in form, substance and at such intervals as Lender may specify; (b) an amendment to such operations and maintenance program to address changing circumstances, laws or other matters; (c) following any Event of Default or at such time as Lender has reasonable grounds to believe that Hazardous Substances are or have been released, stored or disposed of on or around the Mortgaged Property or that the Mortgaged Property may violate the
Environmental Laws, then at Borrower's sole expense, supplemental examination of the Mortgaged Property by consultants specified by Lender; (d) access to the
Mortgaged Property, by Lender, its agents or servicer, to review and assess the environmental condition of the Mortgaged Property and Borrower's compliance with any operations and maintenance program; and (e) variation of the operations and maintenance program in response to the reports provided by any such consultants.

                                   ARTICLE 5

                                    TRANSFER

      Section 5.01 Transfer Generally.

             (a) Except as otherwise permitted in accordance with Sections 5.02 and 5.03 hereof, Borrower shall not directly or indirectly, without the prior written consent of Lender, which consent may be withheld in Lender's sole discretion, Transfer the Mortgaged Property or any interest therein, or permit the Transfer of the Mortgaged Property or any interest therein. The Term
"TRANSFER" means, for any Person, any transactions in which such Person, directly or indirectly, transfers, sells, conveys, alienates, mortgages, encumbers or pledges the Mortgaged Property or any interest therein, including;

                 (i)  an  installment sales agreement wherein Borrower agrees to sell the Mortgaged Property or any part thereof for a price to be paid in installments;

                 (ii) an agreement by Borrower leasing all or a substantial part of the Mortgaged Property for other than actual occupancy by a space lessee thereunder or sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to the Lease or any
Rents;

                 (iii) any divestiture of Borrower's title to the Mortgaged
Property or any interest therein in any manner or way, whether voluntary or involuntary, or Borrower's merger, consolidation, or dissolution;

                 (iv) if Borrower is a corporation, the voluntary or involuntary sale, conveyance or transfer of any of such corporation's stock or the creation or issuance of new stock in one or a series of transactions by which an aggregate of more than 10% of such corporation's stock shall be vested in a party or parties who are not stockholders as of the Closing Date or any change in the control of such corporation directly or indirectly;

                 (v) if Borrower or any general partner of Borrower is a limited or general partnership, joint venture or limited liability company, (A) the change, removal, resignation or addition of a general partner, managing partner or managing member, or (B) the transfer of any interests of any general partner, managing partner or managing member, or (C) the transfer of any interests of any partner, joint venturer or member of Borrower; and

                 (vi) if Borrower is a business trust, the voluntary or
involuntary conveyance or transfer of any portion of the beneficial or economic interest in Borrower.

      Section 5.02 Permitted Transfer of Beneficial Interest.

             (a) Any Beneficial Owner may Transfer all but not less than all of the beneficial interest in Borrower to an Acceding Beneficial Owner, without
Lender's consent, upon the satisfaction of each of the following terms and conditions (a "PERMITTED TRANSFER OF BENEFICIAL INTEREST"):

                 (i) the Acceding Beneficial Owner must assume all obligations of the affected Beneficial Owner under any agreement, instrument or document executed by the Beneficial Owner on its own behalf (and not as a signatory on behalf of Borrower), which wholly or partially evidences, secures or guarantees the Debt or otherwise evidences an obligation of Beneficial Owner to Lender
(including, the Guaranty Agreement) from and after the date of Transfer and must make the representations and warranties as applicable to the Acceding Beneficial
Owner, under and pursuant to the Beneficial Owner Instrument of Accession and
Assumption in substantially the form attached hereto as EXHIBIT C;

                 (ii) no default or Event of Default may exist under the Loan
Documents at the time of or immediately after such Transfer;

                 (iii) the documents governing Borrower must permit such
Transfer;

                 (iv) the Acceding Beneficial Owner must provide Lender with such certificates and legal opinions which were delivered by Beneficial Owner or its counsel in connection with the closing of the Loan, as may be reasonably requested by Lender in connection with such Transfer, including, an opinion containing the same conclusions as the Non-Consolidation Opinion provided to
Lender by Borrower on the Closing Date, all substantially in the same form and content as those delivered to Lender in connection with the closing of the Loan;

                 (v) each of the provisions of Article 6 hereof are and/or
continue to be satisfied;

                 (vi) Borrower must pay Lender, concurrently with the closing of such Transfer, all of Lender's costs and expenses described in Section 5.06 hereof; and

                 (vii) Borrower must satisfy or cause to be satisfied the
provisions of Section 5.07 hereof.

             (b) Upon compliance with each of the terms and conditions described above, and upon the execution and delivery of the Beneficial Owner Instrument of
Accession and Assumption in substantially the form attached hereto as Exhibit C, the Acceding Beneficial Owner will thereafter become the Beneficial Owner for all purposes of the Note, the Indenture and the other Security Documents, and
Lender will promptly release the affected Beneficial Owner from and after the date of such Transfer of its obligations as Beneficial Owner to the extent provided in a Certificate of Compliance and Release substantially in the form attached hereto as EXHIBIT D to be delivered by Lender to Beneficial Owner;
provided that in no event will any such Transfer waive or release the Beneficial
Owner for fraudulent or willful misconduct engaged in by Beneficial Owner or for any liability on account of any breach by Beneficial Owner of any representation, warranty, agreement or obligation of Beneficial Owner in its own capacity set forth in this Loan Agreement or the Security Documents before or in connection with such Transfer. Other than expenses set forth in Section 5.06 hereof, no assumption fee or other fee is due or payable in connection with such
Permitted Transfer of Beneficial Interest.

             (c) Notwithstanding the foregoing, however, (1) (x) the ownership interests in the Person which owns the beneficial or economic ownership interests in Borrower, or (y) any ownership interest, direct or indirect, in any trustee or manager of any beneficial owner of Borrower may be freely transferable without compliance with the terms of this Section 5.02 and the removal and replacement of any trustee or manager of Borrower may be accomplished, without compliance with the terms of this Section 5.02, and (2)
any involuntary transfer caused by the death of any general partner, shareholder, joint venturer, trustee, manager, member, or beneficial owner of any Person holding any interest in Borrower, any beneficial owner of Borrower or any trustee or manager of Borrower, or if Borrower is a partnership, any limited partner thereof, will not require compliance with the terms of this Section 5.02 so long as Borrower is reconstituted, as required by Borrower's organizational documents, following such death and so long as those Persons responsible for the management of the Mortgaged Property remain unchanged as a result of such death or any replacement management is approved by Lender and so long as reconstituted
Borrower is fully liable for all of Borrower's obligations.

      Section 5.03 Permitted Transfer of Mortgaged Property.

             (a) A Transferor may Transfer the Mortgaged Property to a
Transferee upon 30 days prior written notice to Lender and, without Lender's consent, upon the satisfaction of each of the following terms and conditions (a
"PERMITTED TRANSFER OF MORTGAGED PROPERTY"):

                 (i) no default or Event of Default may exist under the Loan
Documents at the time of such Transfer;

                 (ii) Borrower or Transferee pays or causes to be paid to
Lender, concurrently with the closing of such Transfer, a non-refundable assumption fee in an amount equal to $10,000.00, together with all of Lender's costs and expenses described in Section 5.06 hereof;

                 (iii) Transferee, in writing, (y) assumes and agrees to pay
(subject to the non-recourse provisions of Section 12.13 hereof) the Debt and to perform all Other Obligations, and (z) as of the date of Transfer makes those representations of Borrower which are applicable to Transferee as are contained in the Loan Documents (or the assumption or assignment agreements delivered with respect thereto). Before or concurrently with the closing of such Transfer,
Transferee or an affiliate thereof, Transferor, Beneficial Owner and the owner of the beneficial interest in Transferee or such other new indemnitor as may be acceptable to Lender execute, without any cost or expense to Lender, a Borrower
Instrument of Accession and Assumption substantially in the form thereof attached hereto as EXHIBIT E, together with such documents and agreements as
Lender may reasonably require to evidence and effectuate said assumption, and deliver such legal opinions as Lender may reasonably require;

                 (iv) Transferor and Transferee execute, without any cost or expense to Lender, new financing statements or financing statement assignments or amendments;

                 (v) Transferee and Transferor execute a Lease assignment and assumption agreement reasonably acceptable to Lender;

                 (vi) Tenant or Transferor provides Lender with written evidence
(including a legal opinion, if necessary) satisfactory to Lender in its reasonable discretion, that such Transfer is permitted under or is not prohibited by the Lease;

                 (vii) Transferor or Transferee causes to be delivered to
Lender, without any cost or expense to Lender, such endorsements to Lender's title insurance policy, hazard insurance endorsements or certificates and other similar materials as Lender may deem necessary at the time of the Transfer, all in form and substance reasonably satisfactory to Lender, including, an endorsement or endorsements to Lender's title insurance policy, insuring the
Lien of the Indenture, extending the effective date of such policy to the date of execution and delivery (or, if later, of recording) of the Borrower
Instrument of Accession and Assumption with no additional exceptions added to such policy not previously approved by Lender or permitted by the Lease and insuring that fee simple title to the Mortgaged Property is vested in
Transferee, or, in lieu thereof, such other documents or evidence as Lender may reasonably require in order to confirm that such policy is unaffected by the
Transfer;

                 (viii) Transferor executes and delivers to Lender, without any cost or expense to Lender, a release of Lender, its successors and assignees, their officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the Loan Documents through and including the date of the closing of the Transfer, which agreement shall be in form and substance reasonably satisfactory to Lender and shall be binding upon the Transferee;

                 (ix) Lender receives such certificates and legal opinions which were delivered in connection with the closing of the Loan by Transferor or its counsel as may be reasonably requested by Lender in connection with such
Transfer in substantially the same form and content as such items were delivered in connection with the closing of the Loan, including, the secretarial and officer certificates, opinions of counsel (including, local counsel) for
Borrower regarding the authorization, execution and enforceability of the Loan
Documents (or of the assumption or assignment agreements delivered with respect thereto) and any other documents executed by or binding upon Borrower and delivered in connection with such Transfer and a substantive non-consolidation bankruptcy opinion in substantially the same form as the Non-Consolidation
Opinion; the parties intend that all such certificates and opinions delivered with respect to Borrower in connection with the making of the Loan hereunder are to be delivered, executed or otherwise provided with respect to Transferee and
Lender's rights under and with respect to the Loan Documents will not to be diminished or affected by such Transfer;

                 (x) Transferee is a corporation, partnership, limited
partnership or a limited liability company which complies with the provisions of
Article 6 hereof;

                 (xi) Transferor and Transferee and their respective beneficial owners and Indemnitors, comply with any provisions of Section 5.02 which are applicable and are not satisfied as a result of any such Person's compliance with the provisions of this Section 5.03 at the time of the Transfer; and

                 (xii) The RVI Policy and the "cut-through agreement", if
applicable, issued with respect to the Mortgaged Property shall remain in full force and effect after giving effect to such Transfer.

             (b) Upon compliance with each of the terms and conditions described above, Lender will promptly release the Transferor and the Beneficial Owner of the Transferor from and after the date of such Transfer of its respective obligations as Borrower and Beneficial Owner and will deliver to such entities a
Certificate of Compliance and Release substantially in the form attached hereto as EXHIBIT F; provided that in no event will any such Transfer waive or release such Transferor or the Beneficial Owner of such Transferor for any liability on account of any breach of any representation, warranty, agreement or obligation set forth in this Loan Agreement or under any Security Documents or for any fraudulent or willful misconduct, in each case which were made or occurred before or in connection with such Transfer.

      Section 5.04 No Impairment. Lender will not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon any Transfer of the
Mortgaged Property without Lender's consent or as otherwise expressly permitted herein. This provision applies to every Transfer of the Mortgaged Property regardless of whether voluntary or not, or whether or not Lender has consented to any prior Transfer of the Mortgaged Property.

      Section 5.05 Lender Consent. Lender's consent to a Transfer of the
Mortgaged Property or of any interest in Borrower in connection with a Transfer which does not comply with the terms and conditions of Sections 5.02 or 5.03, will not be deemed to be a waiver of Lender's right to require such consent to any future Transfer of the Mortgaged Property or of any interest in Borrower.
Any Transfer of the Mortgaged Property or Transfer of Beneficial Interest made in contravention of this Article 5 will be null and void and of no force and effect.

      Section 5.06 Cost of Transfer. Borrower must pay or reimburse Lender on demand for all reasonable out-of-pocket third party expenses (including, reasonable attorneys' fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Lender and counsel to the
Certificate Holders in connection with the review, approval and documentation of each Transfer of the Mortgaged Property or Transfer of Beneficial Interest.

      Section 5.07 No Release of Liability. Except as provided in this Section
5.07 and in the applicable Certificate of Compliance and Release executed and delivered by Lender in connection with a Transfer, no Transfer, whether or not a
Permitted Transfer, will relieve from liability the Beneficial Owner or any other Person or Persons who has provided any guaranty or indemnity or otherwise become liable for any of the obligations of Borrower under the Note, this Loan
Agreement or the Security Documents (such Person a "CURRENT INDEMNITOR" and such liabilities arising or accruing before the Transfer, "INDEMNITY OBLIGATIONS").
If as a result of a Transfer, Current Indemnitor is no longer an affiliate of
Borrower, Current Indemnitor may offer a new indemnitor ("NEW INDEMNITOR"), as a substitute, to assume any Indemnity Obligations of the Current Indemnitor arising after the date of the Transfer. Lender may, in its reasonable discretion, approve or disapprove such substitution. If Lender approves any such substitution, the approval will become effective upon the execution and delivery by New Indemnitor, without any cost or expense to Lender, of a guaranty substantially the same as the Guaranty Agreement executed by Beneficial Owner in connection with the Loan evidencing each New Indemnitor's agreement to be liable for the Indemnity Obligations (each a "NEW INDEMNITY AGREEMENT"), arising from and after the date of the Transfer, whereupon Lender will release the Current
Indemnitor from its Indemnity Obligations arising after the date of such
Transfer. Notwithstanding the foregoing, Current Indemnitor will be released from its Indemnity Obligations under the Loan upon a Permitted Transfer if the
New Indemnitor enters into a New Indemnity Agreement.

                                   ARTICLE 6

                              SINGLE PURPOSE ENTITY

      Section 6.01 Separateness Representations and Covenants. Borrower
represents and warrants to, and agrees with, Lender that as of the Closing Date and until such time as the Debt is paid in full:

             (a) Borrower does not own and will not own any asset or property other than (i) its interests in the Mortgaged Property, and (ii) incidental personal property necessary for the ownership or operation of the Mortgaged
Property.

             (b) [Intentionally Omitted]

             (c) Borrower will not engage in any business other than the ownership, leasing, management and operation of the Mortgaged Property and any
Replacement Property, and Borrower will conduct and operate its business as presently conducted and operated.

             (d) Except for the Aetna SPE Lease, MCI SPE Lease, the Management
Agreements and the Multi-Party Agreement Borrower will not enter into any contract or agreement with any affiliate of Borrower or any constituent party of
Borrower, the owner of any beneficial interest in Borrower or any affiliate of any constituent party (a "CONSTITUENT PARTY") or Indemnitor, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

             (e) Borrower has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) the Debt, and (ii) unsecured trade debt customarily payable within thirty (30) days.

             (f) Borrower has not made and will not make any loans or advances to any third party (including any affiliate or Constituent Party, any Indemnitor or any affiliate of any Constituent Party or Indemnitor), and shall not acquire obligations or securities of its affiliates.

             (g) Borrower is and will remain solvent and Borrower will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due, subject, however, to
Borrower's contest rights under Section 4.02(b).

             (h) Borrower has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and
Borrower will not, nor will Borrower permit any Constituent Party to, amend, modify or otherwise change the articles of organization, operating agreement, partnership certificate, partnership agreement, articles of incorporation and bylaws, trust or other organizational documents of Borrower without the prior written consent of Lender, nor will Borrower permit any Constituent Party or
Indemnitor to amend, modify or otherwise change the articles of organization, operating agreement, articles or organization, operating agreement, partnership certificate, partnership agreement, articles of incorporation and bylaws, trust certificate and agreement or other organizational documents of such Constituent
Party or Indemnitor without consent of Lender, if any such amendment, modification or other change (i) would adversely affect the bankruptcy remote nature of Borrower; or (ii) would cause any of the assumptions upon which the
Non-Consolidation Opinion is based to become inaccurate or untrue in any respect; or (iii) would adversely affect Lender's interest in the Loan.

             (i) Borrower will maintain books, records, financial statements and bank accounts separate from those of its affiliates and any constituent party.
Borrower shall maintain its books, records, resolutions and agreements as official records.

             (j) Borrower will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate of Borrower or any Constituent Party of Borrower, any Indemnitor
or any affiliate of any constituent party or Indemnitor), and shall conduct business in its own name and shall maintain and utilize separate invoices and checks. Borrower shall correct any known misunderstanding regarding its status as a separate entity.

             (k) Borrower will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

             (l) Neither Borrower nor any Constituent Party will seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of Borrower.

             (m) Borrower will not commingle the funds of Borrower with those of any affiliate or Constituent Party, any Indemnitor, or any affiliate of any
Constituent Party or Indemnitor, or any other Person.

             (n) Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or Constituent Party, any
Indemnitor, or any affiliate of any Constituent Party or Indemnitor, or any other Person.

             (o) Borrower does not and will not hold itself out to be
responsible for the debts or obligations of any other Person.

             (p) If Borrower is (i) a limited partnership, general partnership or limited liability company, at least one partner or manager, as the case may be, must be a Person with no interest in Borrower and which must at all times qualify as an Independent Manager or (ii) a corporation or business trust, it must have at all times a director or trustee who has no interest in Borrower and which qualifies as an Independent Manager (in either case, the "SPE MANAGER"), and such SPE Manager will at all times comply with, and SPE Manager shall not consent to or approve any action which would cause a violation of, any representations, warranties, and agreements contained in this Section 6.01 as if such representation, warranty or agreement was made directly by such SPE
Manager.

             (q) "INDEPENDENT MANAGER" means a Person reasonably satisfactory to
Lender, who shall not have been at the time of such Person's appointment, shall not have been at any time during the preceding five years, and shall not be at any time while serving as an Independent Manager, (i) a shareholder of, or an officer, director, partner or employee of, Borrower or any of its shareholders, subsidiaries or affiliates, (ii) a customer of, or supplier to, Borrower or any of its shareholders, subsidiaries or affiliates (other than a customer or supplier that does not derive more than five percent (5%) of its revenues from its activities with Borrower, its members or any affiliate thereof), (iii) a
Person controlling or under common control with any such shareholder, partner, supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, director, partner, employee, supplier or customer. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a
Person, whether through ownership of voting securities, by contract or otherwise.

             (r) Borrower will not cause or permit the board of directors of the
SPE Manager to take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires the vote of the board of directors of the SPE Manager, unless at the time of such action there is at least one member who is an Independent
Manager.

             (s) Borrower will conduct its business so that the assumptions made with respect to Borrower, and its existence as a Delaware limited liability company in the Non-Consolidation Opinion are and remain true and correct in all respects for the term of the Note.

                                   ARTICLE 7

                         REPRESENTATIONS AND WARRANTIES

      Borrower represents and warrants:

      Section 7.01 Organization. Borrower (i) is a limited liability company, duly organized, validly existing and in good standing under the laws of the
State of Delaware; (ii) has the necessary power and authority, and all necessary
Permits to own the Mortgaged Property and to carry on its business as now being conducted; (iii) has the necessary power, authority and legal right to acquire, own and lease the Mortgaged Property, to transact the business contemplated by this Loan Agreement, and to execute, deliver and perform its obligations under the Lease, the Aetna SPE Lease, the MCI SPE Lease, the Management Agreements,
the Multi-Party Agreement, the SNDA, this Loan Agreement, the Note and the other
Security Documents to which it is a party; and (iv) is duly qualified to do business in every jurisdiction where the conduct of its business requires such qualification and is duly licensed or qualified and is in good standing, as a foreign entity in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary.

      Section 7.02 Authority. The signatory hereto has full power and authority to execute the Lease, the Aetna SPE Lease, the MCI SPE Lease, the Management
Agreements, the Multi-Party Agreement, the SNDA and this Loan Agreement on
Borrower's behalf as well as the Note and the other Security Documents. The execution and delivery by Borrower of each of the Transaction Documents to which it is a party, Borrower's performance of its obligations thereunder and the creation of the security interests and Liens provided for in the Note and the
Security Documents to which it is a party have been duly authorized by all requisite action on the part of Borrower, including the consent of the holder(s)
of ownership interests in Borrower where required. The Transaction Documents to which Borrower is a party have been duly authorized, executed and delivered by
it. Borrower has all requisite power and authority to perform its obligations under the Transaction Documents to which it is a party.

      Section 7.03 Consents. Borrower is not required to obtain any Permit from, or to file or register any declaration or statement with, any Governmental
Authority in connection with or as a condition to the valid execution, delivery, performance or enforceability of any of the Transaction Documents, or if required the same has been duly obtained and is in full force and effect.

      Section 7.04 No Litigation. There are no actions, suits or proceedings at law or in equity in or by or before any Governmental Authority now pending or, to Borrower's knowledge, threatened against or affecting Borrower, any member of
Borrower or, to Borrower's knowledge, the Mortgaged Property or which, in any way, could adversely affect the validity or enforceability of the Lease, the
Aetna SPE Lease, the Aetna Lease, the MCI SPE Lease, the MCI Lease the SNDA or
any of the other Transaction Documents, or which, if decided against Borrower or any affiliate of Borrower, would have a material adverse effect on the business, operations or financial condition of Borrower.

      Section 7.05 Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction (other than any exception shown in the mortgagee title policy approved by Lender) which might materially adversely affect the Mortgaged Property, Borrower's ability to perform its obligations under the Transaction Documents, or Borrower's business, properties, assets, operations or condition, financial or otherwise. Borrower is not in default beyond applicable grace periods in the performance, observance or fulfillment of any of the material obligations (including payment obligations), agreements or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Mortgaged Property is bound.

      Section 7.06 Enforceability. Each of the Transaction Documents executed by
Borrower and delivered to Lender has been duly executed and delivered by
Borrower, is an original, executed document, and each is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors and subject to the effect of general principles of equity regardless of whether enforcement is sought in a proceeding at law or in equity. As of the Closing Date, the Note, the Indenture and the other Transaction Documents executed by Borrower are not subject to any right of rescission, set-off, abatement, diminution, counterclaim or defense by
Borrower, including the defense of usury, and Borrower has not asserted any right of rescission, set-off, abatement, diminution, counterclaim or defense with respect thereto.

      Section 7.07 Disclosure. No statement of fact made by or on behalf of
Borrower herein or in any of the other Transaction Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact of which Borrower has knowledge which has not been disclosed to Lender which materially and adversely affects, or as far as Borrower reasonably foresees, would materially and adversely affect the Mortgaged Property or the business, properties, assets, operations or condition, financial or otherwise, of
Borrower.

      Section 7.08 No Default. The execution, delivery and to Borrower's knowledge, the performance of the obligations imposed on Borrower under any of the Transaction Documents will not violate any provision of any Legal
Requirements, the articles of organization or operating agreement of Borrower or any indenture, agreement or other instrument to which Borrower is a party, or by which Borrower is bound, or be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, or
(except as may be provided in the Indenture or in any of the other Transaction
Documents) result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of Borrower pursuant to, any Legal
Requirements, articles of organization, operating agreement, indenture, agreement or instrument. No default by Borrower exists under the Transaction
Documents and no act has occurred and no condition exists which, with the giving of notice or the passage of time, or both, could constitute a default under any of the Transaction Documents.

      Section 7.09 Condemnation. To Borrower's knowledge, no Condemnation has been commenced or has been announced as being contemplated with respect to all or any portion of the Mortgaged Property or for the relocation of roadways providing access to the Mortgaged Property.

      Section 7.10 Federal Reserve Regulations. The proceeds of the Loan will be used to acquire the Mortgaged Property, to pay expenses of the transaction contemplated hereby and to distribute any remaining balance to Borrower's beneficial owners. No part of the proceeds of the Loan will be used, directly or indirectly, for the purpose (whether immediate, incidental or ultimate) of buying or carrying any "margin stock" within the meaning of Regulation U of the
Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U, or used, directly or indirectly, in violation of any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this
Loan Agreement.

      Section 7.11 Utilities and Public Access To Borrower's knowledge, the
Mortgaged Property has adequate rights of access to dedicated public ways (and the Mortgaged Property makes no material use of any means of access or egress that is not pursuant to such dedicated public ways or recorded, irrevocable rights-of-way or easements) and is served by adequate water, sewer, sanitary sewer and storm drain facilities. To Borrower's knowledge: (i) all public utilities necessary for the full use and enjoyment of the Mortgaged Property are located in the public right-of-way or in or through a recorded irrevocable easement in favor of the Mortgaged Property, and (ii) all such utilities are connected so as to serve the Mortgaged Property without passing over other property, except to the extent that such utilities are accessible to the
Mortgaged Property by virtue of a recorded, irrevocable easement or similar agreement or right. To Borrower's knowledge, all roads necessary for the full utilization of the Mortgaged Property for its current purpose have been completed and Borrower has no knowledge that such roads have not been dedicated to public use and accepted by all Governmental Authorities.

      Section 7.12 Not Foreign Person. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code.

      Section 7.13 Indenture Liens. The Indenture and the other Loan Documents are intended by Borrower to create a legal, valid, fully perfected and enforceable first priority Lien on the Mortgaged Property, and in any personalty owned by Borrower described in the Loan Documents, as security for the repayment of the Loan, subject only to any exceptions shown in the mortgagee title policy approved by Lender. To Borrower's knowledge, the Mortgaged Property is free and clear of any mechanics' and materialmen's Liens which are before or equal with the Lien of the Indenture, except those which are insured against in the mortgagee title policy.

      Section 7.14 Assignment of Leases.

      (a) Assignment of Lease. Pursuant to the Indenture and the Assignment of
Lease, Lender is the assignee of Borrower's interest under (i) the Lease, (ii)
the Lease Guaranty, (iii) the Management Agreements, (iv) the Guaranty of
Management Agreements, (v) the Multi-Party Agreement, (vi) the Guaranty of
Multi-Party Agreement, and (vii) the Other Leases (the items identified at subparagraphs (i) through (vii) herein shall collectively be referred to as the
"ASSIGNED DOCUMENTS"). Except as provided in paragraph 7.14(b) below, Borrower has made no prior assignments of the Assigned Documents, or otherwise assigned, pledged or hypothecated the Rents or any other income due and payable or to become due and payable with regard to the Lease or the Management Agreements.
The Assignment of Lease creates a valid, collateral, first priority assignment of, and a valid first priority security interest in, Borrower's right to receive all payments due under the Lease and the Management Agreements, and no other
Person owns any interest in the Lease.

             (a) Assignment of Aetna Lease and MCI Lease.

                 (i) Aetna Lease. The Aetna Lease has been assigned by Borrower to the Aetna SPE.

                 (ii) MCI Lease. The MCI Lease has been assigned by Borrower to the MCI SPE.

      Section 7.15 No Adverse Change. There has been no material adverse change in the representations made or information heretofore supplied to Lender by or on behalf of Borrower in connection with the Transaction Documents as to (a) the composition or structure of Borrower (except as heretofore disclosed in writing to Lender) or, finances, business operations, credit, prospects or financial condition of Borrower or any owner of Borrower; (b) the rental income, condition or ownership of the Mortgaged Property; or (c) any other features of the transaction contemplated under the Transaction Documents.

      Section 7.16 Lease and Management Agreements. (a) The Lease, the Lease
Guaranty, the Management Agreements, the Guaranty of Management Agreements, the
Multi-Party Agreement and the Guaranty of Multi-Party Agreement are in full force and effect; (b) a true and correct copy of the Lease, the Lease Guaranty, the Management Agreement, the Guaranty of Management Agreements, the Multi-Party
Agreement and the Guaranty of Multi-Party Agreement as amended to the Closing
Date have been delivered to Lender; (c) no default by Borrower and, to
Borrower's knowledge, no default exists by (i) Tenant under the Lease, (ii)
Manager under the Management Agreements, (iii) Lease Guarantor under the Lease
Guaranty, (iv) Management Agreement Guarantor under the Guaranty of Management
Agreements, (v) Tenant, the Aetna SPE or the MCI SPE under the Multi-Party
Agreement, or (vi) Multi-Party Agreement Guarantor under the Guaranty of
Multi-Party Agreement; (d) Borrower has not delivered or received any notice of default under the Lease, Lease Guaranty or Management Agreements or Guaranty of
Management Agreements; (e) all Rents due and payable under the Lease have been paid in full and Borrower has not accepted or received any advance payments of
Rent from Tenant; and (f) to Borrower's knowledge, there exist no rights of offset or defenses to pay any portion of the Rents.

      Section 7.17 Condition, Compliance. To Borrower's knowledge, the Mortgaged
Property is (a) in good condition, free of any material damage or waste that would affect the value of the Mortgaged Property and free of structural defects and all building systems contained therein are in good working order; (b)
lawfully occupied by (i) Tenant under the Lease, (ii) Aetna under the Aetna
Lease, and (iii) MCI under the MCI Lease; and (c) in compliance with all existing Legal Requirements (except that the parking is a legal non-conforming use thereunder) and all agreements and restrictions affecting the Mortgaged
Property, occupancy, use or operation of such Mortgaged Property. To Borrower's knowledge, all permits, inspections, approvals, licenses, franchises, certificates and other authorizations required by Legal Requirements or by insurance standards or otherwise to be made or issued with respect to the lawful ownership, use and occupancy of the Mortgaged Property have been made or will be obtained from the appropriate authorities and are or will be valid and in full force and effect.

      Section 7.18 Related Party Loans. There are no loans payable by Borrower or any affiliate of Borrower to Lender except for (i) the Loan evidenced by the
Loan Documents, (ii) the leasehold mortgage loan dated as of the Closing Date from the Aetna Leasehold Lender to the Aetna SPE, and (iii) the leasehold mortgage loan dated as of the Closing Date from the MCI Leasehold Lender to the
MCI SPE. There are no loans payable by Borrower to any affiliate of Borrower or any affiliate of any Person having any interest in Borrower. For purposes of the foregoing, the term "affiliates" includes all entities that would be included by the definitions of affiliate set forth in Section 15 of the Securities Act of
1933 or Section 20 of the Securities Exchange Act of 1934.

      Section 7.19 Service Contract. To Borrower's knowledge, except for the
Management Agreements and except as disclosed on Schedule 7.19, there are no equipment leases, service contracts, maintenance contracts or similar agreements with respect to the Mortgaged Property to which Borrower is a party or by which it is bound.

      Section 7.20 No Insolvency or Judgment. Neither Borrower, nor to
Borrower's knowledge, any affiliate or member of Borrower, is (a) the subject of or a party to any state or federal bankruptcy or insolvency proceeding, or (b)
the subject of any judgment unsatisfied of record or docketed in any court of the state in which the Mortgaged Property is located or in any other court located in the United States. Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower's assets or property, and
Borrower has no knowledge of any Person contemplating the filing of any such petition against it. After giving effect to the transactions contemplated hereby, as of the Closing Date the fair saleable value of Borrower's assets exceeds Borrower's total liabilities, including without limitation subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of
Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its Loans as such Loans become absolute and matured. Borrower's assets do not and, immediately following the making of the
Loan, will not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur loans and liabilities (including, contingent liabilities and other commitments) beyond its ability to pay such indebtedness as it matures (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).

      Section 7.21 Separateness. The representations and warranties concerning
Borrower made in Borrower's Certificate to, and relied on by, counsel rendering the Non-Consolidation Opinion are true, complete and correct, are incorporated herein by reference and may be relied upon by Lender and its successors and assigns.

      Section 7.22 Subleases. Except for (i) the Aetna Lease, (ii) the Aetna SPE
Lease, (iii) the MCI Lease, (iv) the MCI SPE Lease, and (v) those leases disclosed on the rent roll delivered by Tenant to Borrower (a copy of which rent roll is attached as Exhibit C to the Estoppel Certificate delivered by Tenant to
Borrower and Lender, and dated as of the Closing Date), to Borrower's knowledge, there are no leases, subleases or other occupancy agreements affecting all or any portion of the Mortgaged Property in existence on the Closing Date, and no
Person has any possessory interest in, or right to occupy, the Mortgaged
Property except pursuant to the Lease, and the leases described in subparagraphs
(i) through (v) herein.

      Section 7.23 Taxes. All Taxes and Impositions which would be a Lien on the
Mortgaged Property, and that before the Closing Date were due and owing in respect of the Mortgaged Property, have been paid, or the Tenant is required to pay such Taxes and Impositions.

      Section 7.24 No Broker. There are no third-party brokers or investment bankers except for Legg Mason Mortgage Capital Corporation involved in connection with the financing contemplated by the instant transaction or who may in any way claim or be entitled to compensation on account hereof.

      Section 7.25 Investment Company Act. Borrower is not (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; or (b) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Act of 1935, as amended. Its sole business is the ownership, operation and maintenance of the Mortgaged Property.

      Section 7.26 Compliance with ERISA and State Statutes on Governmental
Plans. (a) Borrower is not an "employee benefit plan" as defined in Section 3(3)
of ERISA, which is subject to Title I of ERISA; (b) the assets of Borrower do not constitute "plan assets" of one or more plans within the meaning of 29
C.F.R. Section 2510.3-101; (c) Borrower is not a "governmental plan" within the meaning of Section 3(32) of ERISA; and (d) transactions by or with Borrower are not subject to state statutes regulating investments of and fiduciary obligations with respect to governmental plans.

      Section 7.27 Hazardous Substances. Except as otherwise disclosed by the
Environmental Site Assessment (as defined in the Lease), which Borrower furnished to Lender before the Closing Date, Borrower has received no written notice or other communication from any Person and has no actual knowledge (a)
that the Mortgaged Property is in direct or indirect violation of any
Environmental Laws; (b) that Hazardous Substances are located on or have been handled, generated, stored, processed or disposed of on or released or discharged from the Mortgaged Property (including underground contamination)
except for those Hazardous Substances used by Borrower or Tenant in the ordinary course of its business and in compliance with all Environmental Laws; (c) that the Mortgaged Property is subject to any actual or threatened Lien or notice or action by any Governmental Authority relating to Hazardous Substances; (d) of any existing or closed underground storage tanks or other underground storage receptacles for Hazardous Substances located on the Mortgaged Property; (e) of any investigation, action, proceeding or claim by any Governmental Authority or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Laws with respect to any condition, use or operation of the Mortgaged Property nor does Borrower know of any basis for such a claim; or (f) of any claim by any party that any use, operation or condition of the Mortgaged Property has caused any violation of Environmental Laws on any other property nor does Borrower know of any basis for such a claim.

                                   ARTICLE 8

                            CASUALTY AND CONDEMNATION

      Section 8.01 Notice; Settlement. If Borrower has knowledge of a Casualty or an actual or threatened Condemnation with respect to the Mortgaged Property,
Borrower will give or cause to be given prompt notice thereof to Lender which notice will set forth in reasonable detail the facts or circumstances known to it with respect to each such Casualty or Condemnation, and which will include, for any Condemnation copies of any papers Borrower has received in connection with such proceeding. Except as otherwise permitted in the Lease, Borrower will not settle or adjust or permit the settlement or adjustment of any insurance claim or Condemnation award, compensation or other payment without Lender's prior written consent. Notwithstanding any Destruction, Borrower must continue to pay the Debt at the time and in the manner provided for its payment in the
Note and the Debt will not be reduced until Lender has actually received any Net
Award and applied it to the discharge of the Debt. Lender will not be limited to the interest paid on the award by the Governmental Authority but may receive out of the Net Award interest at the rate or rates provided herein and in the Note.
Borrower will cause the award, compensation or other payment made in any
Condemnation which is payable to Borrower, to be paid directly to Lender.

      Section 8.02 Restoration. The Net Award required pursuant to the Lease, the Aetna Lease or the MCI Lease to be applied to restore the Mortgaged Property will be disbursed in accordance with and subject to the conditions set forth in
Article 12 of the Lease. The Net Award that is not required to be disbursed to
Restore the Mortgaged Property pursuant to the provisions of the Lease will, subject to Tenant's rights to receive that portion of the Net Award allocated to
Lessee's Loss (as defined in the Lease), be delivered to Lender. If no Event of
Default exists, the excess portion of the Net Award, with the prior written consent of the insured under the RVI Policy, shall be remitted to the Borrower.
Lender will deliver any such excess portion of the Net Award to Borrower free of the Lien created by the Indenture. If an Event of Default exists Lender may apply the excess portion of the Net Award to pay the Debt in such order as
Lender may elect in its discretion.

      Section 8.03 Claims for Net Award. If the Mortgaged Property is sold, through foreclosure or otherwise, before Lender receives any Net Award, Lender may, whether or not a deficiency judgment on the Note has been sought, recovered or denied, receive said Net Award, or a portion thereof sufficient to pay the
Debt. Borrower will file and prosecute or cause to be filed and prosecuted its claim or claims for any such Net Award in good faith and with due diligence and subject to terms of the Lease cause the same to be paid over to Lender. Borrower irrevocably authorizes and empowers Lender, in Borrower's name or otherwise, to collect and receipt for any such Net Award and to file and prosecute such claim or claims. Although Borrower expressly agrees that any further assignments or other instruments are not necessary, Borrower will, upon demand of Lender, make, execute and deliver any and all assignments and other instruments sufficient to assign any such Net Award to Lender, free and clear of any Liens of any kind or nature whatsoever.

                                   ARTICLE 9

                           EVENTS OF DEFAULT/REMEDIES

      Section 9.01 Events of Default. The Debt shall become immediately due and payable at the option of Lender, without notice or demand, upon any one or more of the following events or occurrences ("EVENTS OF DEFAULT"):

             (a) if any portion of the Debt is not paid when due;

             (b) if the Lease is terminated before the end of the term thereof for any reason or is in any way amended or modified (except as expressly provided for herein or therein) or is hypothecated without Lender's prior written consent;

             (c) if any representation or warranty of Borrower made in this Loan
Agreement or in any certificate, report or other financial statement or other instrument or document delivered pursuant hereto, or any notice, certificate, demand or request delivered to Lender pursuant to this Loan Agreement, the
Security Documents, or any of the other Transaction Documents proves to be false or misleading in any material and adverse respect as of the time when the same is made;

             (d) if Borrower violates or does not comply with the provisions of subsections 6(d), (e), (f), (g), (j) or (k) of the Assignment of Lease,
subsection 10.01(c) hereof, the Transfer prohibitions of Article 5 hereof, or the separateness covenants of Article 6 hereof;

             (e) if Borrower consummates a transaction which would cause this
Loan Agreement or any exercise of Lender's rights under the Transaction
Documents to constitute a non-exempt prohibited transaction under ERISA or to violate a state statute regulating governmental plans, or otherwise subject
Lender to liability for violation of ERISA or such state statute;

             (f) if any final judgment for the payment of money which is not fully covered by insurance is rendered against Borrower and Borrower does not discharge the same or cause it to be discharged or vacated within one hundred twenty (120) days from the entry thereof, or does not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered, and does not secure a stay of execution pending such appeal within one hundred twenty (120) days after the entry thereof;

             (g) subject to the provisions of subsection 4.02(b) hereof, if any of the Taxes or Impositions are not paid before delinquency;

             (h) if the Policies are not kept in full force and effect in accordance with the Insurance Requirements;

             (i) if Borrower makes an assignment for the benefit of creditors or if Borrower generally does not pay its debts as they become due;

             (j) if a receiver, liquidator or trustee of Borrower is appointed or if Borrower is adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, is filed by or against, consented to, or acquiesced in, by Borrower or if any proceeding for the dissolution or liquidation of Borrower is instituted; however, if such appointment, adjudication, petition or proceeding is involuntary and is not consented to by
Borrower, upon the same not being discharged, stayed or dismissed within 120 days;

             (k) if Borrower defaults under any other mortgage or security agreement covering any part of the Mortgaged Property whether it be superior or junior in Lien to the Indenture and the same is accelerated as a result of such default;

             (l) subject to the provisions of subparagraph 4.02 hereof, if the
Mortgaged Property becomes subject to any mechanic's, materialman's or other
Lien (other than for Taxes which are not then due and payable) and such Lien remains undischarged of record (by payment, bonding or otherwise) for a period of forty-five (45) days;

             (m) except for specific defaults set forth in this Section 9.01, if
Borrower defaults in the observance or performance of any other term, agreement or condition of this Loan Agreement, and Borrower fails to remedy such default within thirty (30) days after notice by Lender to Borrower of such default, or, if such default is of such a nature that it cannot with due diligence be cured within said thirty (30) day period, if Borrower fails, within said thirty (30)
days, to commence all steps necessary to cure such default, and fails to complete such cure within two hundred forty (240) days after the end of such thirty (30) day period (or, if the obligation giving rise to such default is also an obligation of Tenant under the Lease, such longer cure period as Tenant is allowed under the Lease to perform such obligation);

             (n) except for specific defaults set forth in this Section 9.01, if
Borrower defaults in the observance or performance of any term, agreement or condition of the Note or any of the Security Documents, and such default continues after the end of any applicable cure period provided for therein and if no cure period is provided, then after thirty (30) days notice and opportunity to cure, provided, that if any default not otherwise described in this Section 9.01 occurs under the Assignment of Lease solely as a result of a
Lease Default then such default shall be governed by the provisions of Section
9.01(o) hereof. Notwithstanding anything to the contrary in this Loan Agreement, a default under the Multi-Party Agreement (except for any default under Section
5 [Aetna Lease and MCI Lease] and/or Section 9 [No Amendment] thereunder) shall not be an Event of Default hereunder;

             (o) if one or more Lease Defaults exist and if no other Event of
Default exists hereunder or under the other Loan Documents, Borrower may cure such Lease Defaults on Tenant's behalf and, upon such cure, such Lease Defaults will not be an Event of Default hereunder; provided, however, that Borrower's right to cure such Lease Defaults will be limited to (i) a thirty (30) day period for Tenant's failure to (1) pay Basic Rent or Additional Rent, and provided, however, that Borrower will not have a right to cure Tenant's failure to pay Basic Rent or Additional Rent after the ninth (9th) consecutive month of such failure, or at any time after there has been a total at any time of twenty-four (24) such failures, (2) maintain Policies in accordance with the
Insurance Requirements, or (3) pay Taxes and Impositions in accordance with
Paragraph 6 of the Lease, and (ii) a ninety (90) day period for any other Lease
Defaults; and thereafter such Lease Defaults will be an Event of Default hereunder;

             (p) if the Lease is canceled, terminated, abridged, modified, surrendered or rejected in bankruptcy;

             (q) if any event of default (as defined in paragraph 20 of the
Lease) occurs under subparagraphs 20(a)(iii), (iv), (v), or (vii) of the Lease;
and

             (r) if any of the following exist uncured for forty-five days following written notice; (i) the failure of any representation or warranty made by Borrower under Section 7.26 to be true and correct in all respects, or (ii)
Borrower fails to provide Lender with the written certifications and evidence referred to in Section 4.11(b).

      Section 9.02 Remedies Generally. If any Event of Default occurs, Lender may declare all or any portion of the Debt to be immediately due and payable and may take such other actions, without notice or demand, as it deems necessary to protect and enforce its rights against Borrower and against the Mortgaged
Property, including the right to exercise the powers and remedies available under the Security Documents.

      Section 9.03 Right to Cure Defaults. If an Event of Default exists, Lender and/or Servicer may (themselves or by their agents, employees, contractors, engineers, architects, nominees, attorneys or other representatives), but without any obligation to do so and without Notice to Borrower and without releasing Borrower from any obligation hereunder, cure the Event of Default in such manner and to such extent as Lender and/or Servicer may deem necessary to protect the security hereof. Subject to Tenant's rights under the Lease and the
SNDA and the tenants' rights under the Superior Leases, Lender and Servicer (and their agents, employees, contractors, engineers, architects, nominees, attorneys or other representatives) are authorized to enter upon the Mortgaged Property to cure such Event of Default, and Lender and/or Servicer are authorized to appear in, defend, or bring any action or proceeding reasonably necessary to maintain, secure or otherwise protect the Mortgaged Property or the priority of the Lien granted by the Indenture, or to foreclose the Indenture or collect the Debt, including the right to make Protective Advances. All Protective Advances will be immediately due and payable upon demand by Lender or Servicer therefor and will bear interest at the Default Rate, for the period after notice from Lender and/or Servicer that such cost or expense was incurred to the date of payment in full of such Protective Advances to Lender and/or Servicer.

      Section 9.04 Prepayment After Event of Default. If an Event of Default
exists, and Borrower tenders payment of an amount sufficient to satisfy the Debt at any time before a sale of the Mortgaged Property either through foreclosure or the exercise of other remedies available to Lender under this Loan Agreement and the Security Documents, such tender by Borrower will be deemed to be a voluntary prepayment under the Note and this Loan Agreement, in the amount tendered. If such tender occurs during the Lockout Period, Borrower must, in addition to the outstanding principal balance of the Note, also pay to Lender a sum equal to (a) interest accrued and unpaid on the principal balance of the
Note to the date of such tender; (b) an amount equal to the Prepayment
Consideration calculated from the date of such tender; and (c) all other amounts due under the Loan Documents. If such tender occurs after the Lockout Period,
Borrower must, in addition to the outstanding principal balance due under the
Note, also pay to Lender a sum equal to the amounts set forth in clauses (a) and
(c) above as well as the applicable Prepayment Consideration. Borrower acknowledges that the Prepayment Consideration represents the reasonable estimate by Borrower and Lender of the fair compensation for the loss that
Lender may sustain due to the payment of the Note before the due date thereof and is not a penalty. Subject to Section 12.20, such Prepayment Consideration will be paid without prejudice to Lender's right to collect any other amounts provided to be paid under the Loan Documents.

      Section 9.05 Right of Entry. Subject to (i) the rights of Tenant under the
Lease and the SNDA, and (i) any of the tenants under the Superior Leases, Lender and its agents may at any time during normal business hours enter and inspect the Mortgaged Property.

      Section 9.06 Remedies under Security Documents. If any Event of Default exists, Lender may, to the extent permitted by Legal Requirements, exercise any or all of the rights and powers and pursue any or all of the remedies set forth herein and in the Security Documents.

      Section 9.07 Actions and Proceedings. Lender may appear in and defend any action or proceeding brought with respect to the Mortgaged Property and may bring any action or proceeding, in the name and on behalf of Borrower, which
Lender, in its discretion, decides should be brought to protect its interest in the Mortgaged Property. Lender shall, at its option, be subrogated to the Lien of any mortgage or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.

      Section 9.08 Waiver of Counterclaim. All amounts due under the Loan
Documents are payable without setoff, counterclaim or any deduction whatsoever.
Borrower waives the right to assert a setoff, counterclaim (other than a mandatory or compulsory counterclaim) or deduction in any action or proceeding brought against it by Lender.

      Section 9.09 Recovery of Sums Required to Be Paid. Lender may from time to time take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by
Borrower existing at the time such earlier action was commenced.

                                   ARTICLE 10

                             LEASE/LEASE TERMINATION

      Section 10.01 The Lease, Management Agreements, Multi-Party Agreement and
Other Leases. (a) Borrower, by the Indenture and the Assignment of Lease, has
absolutely and unconditionally assigned to Lender, all of Borrower's right, title and interest in the Assigned Documents and the Rents, it being intended by
Borrower that such assignment constitutes a present, absolute assignment.
Notwithstanding the foregoing, it is understood that the assignment of the
Borrower's interest in the Assigned Documents, as it relates to the Aetna Lease and the MCI Lease, is subject to (i) the prior assignment by the Borrower to the
Aetna SPE and the MCI SPE, respectively, and (ii) the immediately subsequent assignments thereof, by the Aetna SPE and the MCI SPE to the Aetna Leasehold
Lender and the MCI Leasehold Lender, respectively. Additionally, the Aetna SPE and the MCI SPE have assigned their respective interests in the Aetna Lease and the MCI Lease to the Tenant, which such assignments are effective upon the expiration of the "Primary Term" of each of the Aetna Lease and the MCI Lease
(as such term is defined therein). Upon the payment of the Obligations in full, and the performance and observance of the provisions of the Loan Documents,
Lender will, at the request and at the sole expense of Borrower, deliver to
Borrower, an instrument in recordable form canceling the Assignment of Lease and the Indenture and reassigning the Borrower's interest in the Assigned Documents without recourse, representation or warranty, to Borrower.

             (a) Borrower may, with Lender's prior written consent and upon satisfaction of the conditions contained in Section 21 of the Lease, permit
Tenant to grant easements which provide utility or access to the Mortgaged
Property, and other licenses, rights-of-way, and other rights and privileges in the nature of easements for such purposes.

             (b) Upon Lender's request, Borrower will request and use reasonable efforts to obtain, with respect to the Lease, or the Mortgaged Property, separate estoppel certificates from (i) Tenant, (ii) the tenant under the Aetna
Lease, and (iii) the tenant under the MCI Lease, in substantially the form required by the Lease or if not so required, in form and substance reasonably satisfactory to Lender.

             (c) Subject to the provisions of Section 10.02, Borrower will not exercise its option to reject Tenant's Rejectable Offer arising under subparagraphs 9(h) or 12(c) of the Lease without Lender's prior written consent.

      Section 10.02 Permitted Lease Termination Events. (a) At Borrower's
election, with Lender's prior written consent, Borrower may require Tenant to make a Rejectable Offer if a Permitted Lease Termination Event occurs, provided the terms of this Section 10.02 shall apply. Additionally, as set forth at
Section 12(c) of the Lease, under certain circumstances after a Destruction the
Tenant may make a Rejectable Offer, provided that the terms of this Section
10.02 shall apply.

             (a) If a Permitted Lease Termination Event results from an "event of default" under Article 9 of the Lease and Tenant is deemed to have made a
Rejectable Offer at the Article 9 Purchase Price, Borrower must, at its option, either (i) accept the Rejectable Offer, in which event Borrower will cause the
Article 9 Purchase Price paid by Tenant to be paid to Lender to apply in accordance with the terms of the Note, or (ii) with Lender's prior written consent, reject such Rejectable Offer of the Article 9 Purchase Price, provided, that if Borrower elects to reject the Rejectable Offer of the Article 9 Purchase
Price, it must prepay the entire outstanding principal balance of the Note, together with accrued and unpaid interest and charges thereunder and Prepayment
Consideration and all other amounts due hereunder at the time and in the manner provided below. If Borrower fails to accept or reject Tenant's Rejectable Offer of the Article 9 Purchase Price within the period provided under paragraph 9(h)
of the Lease, Borrower will be deemed to have accepted such Rejectable Offer. If
Borrower fails to accept or reject Tenant's Rejectable Offer of the Article 9
Purchase Price within seventy (70) days after Tenant's giving of the Rejectable
Offer of the Article 9 Purchase Price, then Lender may notify Tenant that
Borrower and Lender elect to accept Tenant's Rejectable Offer of the Article 9
Purchase Price, which notice of acceptance by Lender will be as fully binding on
Borrower as if Borrower had joined in such acceptance. If Borrower desires to reject the Rejectable Offer of the Article 9 Purchase Price, then within seventy
(70) days after Tenant's giving of the notice of the Rejectable Offer of the
Article 9 Purchase Price and before delivering notice of such rejection to
Tenant, Borrower shall deliver to Lender either (I) cash in an amount equal to the Prepayment Amount, accrued and unpaid interest and charges thereon and all amounts due hereunder and Prepayment Consideration, or (II) a Letter of Credit
having a stated maturity at least one hundred eighty (180) days after the termination of the Lease, in an amount equal to the sum of (x) the Prepayment
Amount, accrued and unpaid interest and charges under the Note through the next debt service payment date (the "ARTICLE 9 FIRST DRAW DATE") and all amounts due hereunder and Prepayment Consideration calculated as if the settlement date is the date of delivery of such Letter of Credit, and (y) all debt service payments due through and including the debt service payment date immediately succeeding the Article 9 First Draw Date. Such Letter of Credit shall provide that on the
Article 9 First Draw Date, if the payment due on such date is not paid by
Borrower, Lender may draw on the Letter of Credit in an amount equal to such payment, and if Borrower does not pay in full the Debt due under the Note before the next debt service payment date immediately following the Article 9 First
Draw Date, Lender may draw on such Letter of Credit on such debt service payment date in an amount equal to the Prepayment Amount, accrued and unpaid interest and charges under the Note and all amounts due hereunder and Prepayment
Consideration. Borrower agrees to bear and will pay or reimburse Lender on demand for all reasonable third party expenses (including, reasonable attorneys'
fees and disbursements) incurred by Lender in connection with the review and approval of such Letter of Credit and any drawing thereunder. In addition, the
Lien of the Indenture on the Mortgaged Property will not be released until cash in an amount equal to the Prepayment Amount, accrued and unpaid interest and charges under the Note and all amounts due hereunder and Prepayment
Consideration have been paid in full to Lender. If the conditions precedent set forth in subsections (I) or (II) of this subsection 10.02(b) to Borrower's election to reject the Rejectable Offer of the Article 9 Purchase Price are
satisfied within the time period set forth therein, then Lender will consent to
Borrower's election to reject such Rejectable Offer. If the conditions precedent set forth in this subsection 10.02(b) to the election by Borrower of the option provided in subsection 10.02(b)(ii) are not satisfied by Borrower, then Borrower shall be deemed to have elected the option provided in subsection 10.02(b)(i).
Upon request of Borrower and provided that Lender has elected not to accept
Tenant's Rejectable Offer of the Article 9 Purchase Price, Lender will provide
Tenant with written notice within seventy-five (75) days after the giving of
Tenant's notice of Rejectable Offer of the Article 9 Purchase Price that Lender elects not to accept Tenant's Rejectable Offer of the Article 9 Purchase Price
and such election not to accept Tenant's Rejectable Offer shall be fully binding upon Borrower as if Borrower had joined such election not to accept.

             (b) if a Permitted Lease Termination Event results from a
Destruction and Tenant makes or is deemed to have made a Rejectable Offer at the
Article 12 Purchase Price, Borrower must, at its option, either (i) accept the
Rejectable Offer, in which event Borrower will cause the Article 12 Purchase
Price paid by Tenant to be paid to Lender to apply in accordance with the terms of the Note, or (ii) with Lender's prior written consent, reject such Rejectable
Offer of the Article 12 Purchase Price, provided, that if Borrower elects to reject the Rejectable Offer of the Article 12 Purchase Price, it must prepay the entire outstanding principal balance of the Note, together with accrued and unpaid interest and charges thereunder and Prepayment Consideration (provided that Prepayment Consideration will only be payable if an Event of Default exists at the time of such Destruction) and all other amounts due hereunder at the time and in the manner provided below. If Borrower fails to accept or reject Tenant's
Rejectable Offer of the Article 12 Purchase Price within the period provided under paragraph 12(c) of the Lease, Borrower will be deemed to have accepted such Rejectable Offer. If Borrower fails to accept or reject Tenant's Rejectable
Offer of the Article 12 Purchase Price within seventy (70) days after Tenant's giving of the Rejectable Offer of the Article 12 Purchase Price, then Lender may notify Tenant that Borrower and Lender elect to accept Tenant's Rejectable Offer of the Article 12 Purchase Price, which notice of acceptance by Lender shall be as fully binding on Borrower as if Borrower had joined in such acceptance. If
Borrower desires to reject the Rejectable Offer of the Article 12 Purchase
Price, then within seventy (70) days after Tenant's giving of the notice of
Rejectable Offer of the Article 12 Purchase Price and before delivering notice of such rejection to Tenant, Borrower shall deliver to Lender either (I) cash in an amount equal to the Prepayment Amount, accrued and unpaid interest and charges thereon and, if an Event of Default exists, Prepayment Consideration, or
(II) a Letter of Credit, in an amount equal to the sum of (x) the Prepayment
Amount, accrued and unpaid interest and charges under the Note through the next debt service payment date (the "ARTICLE 12 FIRST DRAW DATE") and all amounts due hereunder and, if an Event of Default exists, Prepayment Consideration calculated as if the settlement date is the date of delivery of such Letter of
Credit, and (y) all debt service payments due through and including the debt service payment date immediately succeeding the Article 12 First Draw Date. Such
Letter of Credit shall provide that on the Article 12 First Draw Date, if the payment due on such date is not paid by Borrower, Lender may draw on the Letter of Credit in an amount equal to such payment, and if Borrower does not pay in full the Debt due under the Note before the next debt service payment date immediately following the Article 12 First Draw Date, Lender may draw on such
Letter of Credit on such debt service payment date in an amount equal to the
Prepayment Amount, accrued and unpaid interest and charges under the Note and all amounts due hereunder and Prepayment Consideration (if an Event of Default
exists). Borrower agrees to bear and will pay or reimburse Lender on demand for all reasonable expenses (including, reasonable attorneys' fees and disbursements) incurred by Lender in connection with the review and approval of such Letter of Credit and any drawing thereunder. In addition, the Lien of the
Indenture on the Mortgaged Property will not be released until cash in an amount equal to the Prepayment Amount, accrued and unpaid interest and charges under the Note and all amounts due hereunder and Prepayment Consideration (if an Event of Default exists) have been paid in full to Lender. If the conditions precedent set forth in this subsection in subsections (I) or (II) of this subsection
10.02(c) to Borrower's election to reject the Rejectable Offer of the Article 12
Purchase Price are satisfied within the time period set forth therein, then
Lender will consent to Borrower's election to reject such Rejectable Offer. If the conditions precedent set forth in subsection 10.02(c)(ii) are not satisfied by Borrower, then Borrower shall be deemed to have elected the option provided in subsection 10.02(c)(i). Upon request of Borrower and provided that Lender has elected not to accept Tenant's Rejectable Offer of the Article 12 Purchase
Price, Lender will provide Tenant with written notice within seventy-five (75)
days after the giving of Tenant's notice of Rejectable Offer of the Article 12
Purchase Price that Lender elects not to accept Tenant's Rejectable Offer of the
Article 12 Purchase Price and such election not to accept Tenant's Rejectable
Offer shall be fully binding upon Borrower as if Borrower had joined such election not to accept. Notwithstanding anything to the contrary contained in this subsection 10.02(c), if an Event of Default exists and no event of default
(as defined in Section 20 of the Lease) exists under the Lease, then Borrower may elect to accept the Rejectable Offer of the Article 12 Purchase Price only if Borrower delivers to Lender either cash or a Letter of Credit in an amount equal to the Prepayment Consideration within seventy (70) days after Tenant's giving of notice of the Rejectable Offer of the Article 12 Purchase Price. If
Borrower fails to deliver cash or a Letter of Credit equal to the Prepayment
Consideration within such seventy (70) day period, then Lender may exercise on
Borrower's behalf the right to reject such Rejectable Offer which notice of rejection by Lender shall be fully binding on Borrower as if Borrower had joined in such rejection.

                                   ARTICLE 11

                                 INDEMNIFICATION

      Section 11.01 General Indemnification. In addition to any other indemnifications provided herein, or in the Security Documents, Borrower will, at its sole cost and expense protect, defend, indemnify and save harmless each of the Indemnified Parties from and against all Indemnified Liabilities (except to the extent caused by the negligence or willful misconduct of such Indemnified
Party) by reason of (i) ownership of the Loan Documents, the Mortgaged Property or any interest therein or receipt of any Rents; (ii) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the
Mortgaged Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iii) any use, non-use or condition in, on or about the Mortgaged Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iv) any failure on
Borrower's part to perform or comply with any of the terms of the Transaction
Documents; (v) the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property; (vi) to the extent not covered by insurance, any personal injury (including wrongful death)
or property damage (real or personal) arising out of or related to Hazardous
Substances or asbestos; (vii) the Mortgaged Property's failure to comply with any Legal Requirements; (viii) the occupation, condition, operation, service, design, maintenance or management of the Mortgaged Property; (ix) any tax, duty, assessment or other charge imposed by any Governmental Authority on the making and recording of the Indenture or any other Security Document; and (x) a violation under Section 4.11 hereof, including Indemnified Liabilities incurred, directly or indirectly, by Lender to correct any prohibited transaction, to sell a prohibited loan, or to obtain any individual prohibited transaction exemption under ERISA that may be required, in Lender's sole discretion, as a result of such a violation. Any Indemnified Liabilities payable to any of the Indemnified
Parties by reason of the application of this Section 11.01 will be secured by the Indenture and will become immediately due and payable and will bear interest at the Default Rate from the date such Indemnified Liability is sustained by any of the Indemnified Parties until paid. Borrower's obligations and liabilities under this Section 11.01 will survive any termination, satisfaction or assignment of the Loan Documents and the exercise by Lender of any of its rights or remedies under the Loan Documents including, the acquisition of the Mortgaged
Property by foreclosure or a conveyance in lieu of foreclosure as to events occurring prior thereto only.

      Section 11.02 Tax Indemnification. Borrower hereby assumes liability for, hereby guarantees payment to Lender of, hereby agrees to pay, protect, defend and save the Indemnified Parties harmless from and against, and hereby indemnifies the Indemnified Parties from and against any Indemnified Liabilities and increased or additional tax liability as a result of the occurrence of any action whatsoever taken by the Borrower or any Beneficial Owner or member of
Borrower, including, any amendment, modification, revision or alteration to the
Loan Documents, or, any trust agreement entered into by any of the Indemnified
Parties with respect to the Loan or the certificates issued thereunder, to the extent requested by either the Borrower or any Beneficial Owner or member of
Borrower, that alter, affect, change or modify the tax treatment, tax characterization, state law characterization, or in any other way alter, affect, change or modify the nature of the trust so created (as defined in the above-mentioned trust agreement or the certificates) including, taxes imposed on the trustee thereof as a result of such trust not being treated as a grantor trust for federal income tax purposes (assuming that prior to such change such tax treatment was valid), to the extent such taxes exceed the amount that would be otherwise payable by to a lender if the trust were treated as a grantor trust.

                              IMPORTANT - READ THIS

BORROWER ACKNOWLEDGES THAT PURSUANT TO THE FOREGOING INDEMNITY (IN SECTION 11.01
AND SECTION 11.02) IT HAS AGREED TO INDEMNIFY AND HOLD HARMLESS THE INDEMNIFIED
PARTIES FROM AND AGAINST ANY AND ALL LIABILITIES ARISING BY REASON OF THE ACTS
OR OMISSIONS OF ANY OF THE INDEMNIFIED PARTIES AND OTHERWISE, WHICH LIABILITIES
INCLUDE, WITHOUT LIMITATION, EXCEPT AS PROVIDED ABOVE, SOLE NEGLIGENCE,
CONCURRENT NEGLIGENCE, STRICT LIABILITY, CRIMINAL LIABILITY, STATUTORY
LIABILITY, LIABILITY FOR INJURIES NOT COMPENSATED BY WORKERS' COMPENSATION
INSURANCE, OTHER INJURIES OR LOSSES NOT COVERED BY INSURANCE AND LIABILITY
ARISING AS A RESULT OF WAIVERS, EXCULPATIONS, DISCLAIMERS OR RELEASES. IF SUCH
LIABILITY ARISES BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AN
INDEMNIFIED PARTY (OR INDEMNIFIED PARTIES, AS THE CASE MAY BE) (HEREINAFTER A
"RESPONSIBLE INDEMNIFIED PARTY") THIS INDEMNITY SHALL NOT EXTEND TO ANY SUCH
RESPONSIBLE INDEMNIFIED PARTY, BUT SHALL EXTEND TO ALL OTHER INDEMNIFIED
PARTIES.

                                   ARTICLE 12

                                  MISCELLANEOUS

      Section 12.01 Waiver of Notice. Borrower will not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Loan Agreement specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Lender is required by applicable Legal Requirements to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Loan Agreement does not specifically and expressly provide for the giving of notice by Lender to Borrower.

      Section 12.02 Remedies of Borrower. If a claim or adjudication is made that Lender has acted unreasonably or unreasonably delayed acting in any case where by law or under the Loan Documents, it has an obligation to act reasonably or promptly, Lender will not be liable for any monetary damages, and Borrower's remedies will be limited to injunctive relief or declaratory judgment.

      Section 12.03 Sole Discretion of Lender. Wherever pursuant to this Loan
Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory will be in the sole discretion of Lender and will be final and conclusive, except as may be otherwise expressly and specifically provided herein.

      Section 12.04 Non-Waiver. Lender's failure to insist upon strict performance of any term hereof will not be deemed to be a waiver of any term of this Loan Agreement. Borrower will not be relieved of Borrower's obligations hereunder by reason of (i) Lender's failure to comply with any request of
Borrower to take any action to foreclose the Indenture or otherwise enforce any of the provisions hereof or of the Note or the Security Documents, (ii) the release, regardless of consideration, of the whole or any part of the Mortgaged
Property, or of any Person liable for the Debt or any portion thereof, or (iii)
any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Loan Agreement or the Security Documents.

      Section 12.05 No Oral Change. This Loan Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or
Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

      Section 12.06 Liability/Successor and Assigns. If Borrower consists of more than one Person, the obligations and liabilities of each such Person hereunder shall be joint and several. This Loan Agreement will be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

      Section 12.07 Unenforceable Provisions. If any term, agreement or condition of the Note or this Loan Agreement is held to be invalid, illegal or unenforceable in any respect, the Note and this Loan Agreement will be construed without such provision.

      Section 12.08 Servicer. Lender may, at Borrower's sole cost and expense, from time to time appoint a Servicer. The Servicer will have the power and authority to exercise all of the rights and remedies of Lender and to act as agent of Lender hereunder.

      Section 12.09 Duplicate Originals. This Loan Agreement may be executed in any number of duplicate originals and each such duplicate original will be deemed to be an original.

      Section 12.10 Assignments. Lender may assign or transfer its rights under this Loan Agreement without limitation. Any assignee or transferee will be entitled to all the benefits afforded Lender hereunder. Section 12.11 Risk of
Loss, etc.

             (a) The risk of loss or damage to the Mortgaged Property is on
Borrower, and Lender will have no liability whatsoever for a decline in the
Mortgaged Property's value, for a failure to maintain the Policies, or for a failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender will not be deemed an election of judicial relief, if any such possession is requested or obtained, against any Mortgaged
Property or collateral not in Lender's possession.

             (b) Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any agreement hereof without prejudice to the right of Lender thereafter to foreclose the Indenture. The rights and remedies of Lender under the Indenture are separate, distinct and cumulative and none will be given effect to the exclusion of the others. No act of Lender will be construed as an election to proceed under any one provision under the Indenture to the exclusion of any other provision. Lender will not be limited exclusively to the rights and remedies stated in the Indenture but will be entitled to every right and remedy now or hereafter afforded at law or in equity.

      Section 12.12 Cooperation.

             (a) Borrower acknowledges that Lender may (i) sell, transfer or assign this Loan Agreement, the Note and Security Documents to a trust or to one or more investors as a whole loan in a rated or unrated public offering or private placement; (ii) grant participation interests in the Loan to one or more investors in a rated or unrated public offering or private placement; (iii)
deposit this Loan Agreement, the Note and Security Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets in a rated or unrated public offering or private placement; or (iv)
otherwise sell the Loan or interests therein to investors in a rated or unrated public offering or private placement (the transactions referred to in clauses
(i) through (iv) are hereinafter referred to as "SECONDARY MARKET
TRANSACTIONS"). Borrower shall cooperate in good faith with Lender (but shall not be obligated to incur any out-of-pocket expense) to effect any such
Secondary Market Transaction and to implement all requirements imposed by any
NSRO involved in any Secondary Market Transaction, including:

                 (i) making available to Lender all readily available
information concerning Borrower's business and operations which Lender may reasonably request, including financial information relating to the Mortgaged
Property and such other information and documents relating to Borrower, the
Lease, the Management Agreements, the Multi-Party Agreement or the Mortgaged
Property as Lender may reasonably request;

                 (ii) at Lender's cost and expense and subject to the rights of
Tenant, performing or permitting or causing to be performed or permitted such site inspections, appraisals, market studies, environmental reviews and reports
(Phase I's and, if appropriate, Phase II's, subject to the provisions of the
Lease), engineering reports and other due diligence investigations of any
Mortgaged Property, as Lender may request or as may be necessary or appropriate in connection with the Secondary Market Transaction; and

                 (iii) at Lender's cost and expense making all structural or other changes to the Loan, modifying any documents evidencing or securing the
Loan, modifying the organizational documents of Borrower, using reasonable efforts to cause the modification of the Lease, delivering opinions of counsel acceptable to the Rating Agencies and addressing such matters as the Rating
Agencies may require; provided, however, that Borrower will not be required to modify the amortization schedule of the Loan, alter Borrower's contingent liabilities, alter the Rents payable under the Lease, alter the Termination
Values computed pursuant to Schedule C of the Lease, or modify any material term of the Loan if such modification would adversely affect Borrower in any material respect nor be required to modify the provisions of Article 5, or Sections 9.01, this Section 12.12 or Section 12.13 hereof.

Subject to the conditions of paragraph 35 of the Lease, Borrower must provide, at its expense, such information and documents as are in Borrower's possession, custody, or control or which Borrower may obtain without unreasonable effort relating to Borrower, any guarantor, the Mortgaged Property, the Lease and
Tenant (provided that Borrower shall not be obligated to provide information which is the subject of a confidentiality agreement with a third party) as
Lender or any Rating Agency may reasonably request in connection with a
Secondary Market Transaction. Lender may provide to prospective investors any information in its possession, including, financial statements relating to
Borrower, the Mortgaged Property and Tenant, and Lender may share such information with the investment banking firms, Rating Agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan or the Secondary Market Transaction. It is understood that the information provided by Borrower to Lender may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus such information may be disclosed to various investors in connection with the Secondary Market Transaction. Lender may rely on the information supplied by or on Borrower's behalf.

             (b) If any Secondary Market Transaction includes the preparation of a preliminary and final private placement memorandum, offering circular or prospectus, Borrower agrees to provide in connection with such Secondary Market
Transaction, at the reasonable cost and expense of Lender, a certificate certifying to Lender that Borrower has carefully examined the portion of such memorandum, offering circular or prospectus relating to the Mortgaged Property, the Lease, the Loan and Borrower and that such sections will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading with respect to the Mortgaged Property, the
Lease, the Loan or Borrower. Further, if any Secondary Market Transaction
includes the preparation of such memorandum, offering circular or prospectus which requires disclosure about the Mortgaged Property, the Lease or the Loan,
BORROWER, TO THE EXTENT PERMITTED BY LAW, HEREBY INDEMNIFIES THE INDEMNIFIED
PARTIES FROM AND AGAINST ANY INDEMNIFIED LIABILITIES TO WHICH THE INDEMNIFIED
PARTIES MAY BECOME SUBJECT (INCLUDING, ANY LEGAL OR OTHER EXPENSES REASONABLY
INCURRED BY THEM IN CONNECTION WITH INVESTIGATING OR DEFENDING ANY SUCH
INDEMNIFIED LIABILITY) TO THE EXTENT ANY SUCH INDEMNIFIED LIABILITY IS BASED
UPON ANY UNTRUE STATEMENT OF ANY MATERIAL FACT CONTAINED IN SUCH SECTIONS
REVIEWED AND CERTIFIED BY BORROWER OR IS BASED UPON THE OMISSION TO STATE
THEREIN A MATERIAL FACT REQUIRED TO BE STATED IN SUCH SECTIONS OR NECESSARY IN
ORDER TO MAKE THE STATEMENTS IN SUCH SECTIONS, IN LIGHT OF THE CIRCUMSTANCES
UNDER WHICH THEY WERE MADE, NOT MISLEADING; provided, however, that Borrower will be liable in any such case under the preceding indemnification only to the extent that any such Indemnified Liability is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower. Nothing contained herein shall impose liability upon Borrower for any Indemnified Liability arising out of or based upon an untrue statement of any material fact contained in any statement, report or document provided to Lender on behalf of Borrower by a party who is not an affiliate of Borrower (a "THIRD PARTY REPORT") or arising out of or based upon the omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless Borrower has actual knowledge that such Third Party Report contains such untrue statement or omission. This indemnity agreement is in addition to any liability which
Borrower may otherwise have, and shall survive payment in full of the Debt or any termination or satisfaction of the Lien of the Indenture or foreclosure of the Indenture.

      The provisions of this Section 12.12 do not apply to the initial sale of the Loan which is expected to occur immediately after the closing of the Loan.
The liability of Borrower under this Section 12.12 is limited in accordance with the provisions of Section 12.13 hereof.

                              IMPORTANT - READ THIS

BORROWER ACKNOWLEDGES THAT PURSUANT TO THE FOREGOING INDEMNITY IT HAS AGREED TO
INDEMNIFY AND HOLD HARMLESS THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL
LIABILITIES ARISING BY REASON OF THE ACTS OR OMISSIONS OF ANY OF THE INDEMNIFIED
PARTIES AND OTHERWISE, WHICH LIABILITIES INCLUDE, WITHOUT LIMITATION, EXCEPT AS
PROVIDED ABOVE, SOLE NEGLIGENCE, CONCURRENT NEGLIGENCE, STRICT LIABILITY,
CRIMINAL LIABILITY, STATUTORY LIABILITY, LIABILITY FOR INJURIES NOT COMPENSATED
BY WORKERS' COMPENSATION INSURANCE, OTHER INJURIES OR LOSSES NOT COVERED BY
INSURANCE AND LIABILITY ARISING AS A RESULT OF WAIVERS, EXCULPATIONS,
DISCLAIMERS OR RELEASES. IF SUCH LIABILITY ARISES BY REASON OF THE GROSS
NEGLIGENCE OR WILLFUL MISCONDUCT OF AN INDEMNIFIED PARTY (OR INDEMNIFIED
PARTIES, AS THE CASE MAY BE) (HEREINAFTER A "RESPONSIBLE INDEMNIFIED PARTY")
THIS INDEMNITY SHALL NOT EXTEND TO ANY SUCH RESPONSIBLE INDEMNIFIED PARTY, BUT
SHALL EXTEND TO ALL OTHER INDEMNIFIED PARTIES.

      Section 12.13 Recourse Provisions. Subject to the qualifications below,
Lender will not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Loan Agreement, the Note or in any of the Security Documents (other than the Guaranty Agreement) by any action or proceeding wherein a money judgment or personal liability is sought against
Borrower or any other Released Parties, except that Lender may bring a foreclosure action, an action for specific performance or in any other appropriate action or proceeding to enable Lender to enforce and realize upon its interests under the Note, this Loan Agreement or the Security Documents or in the Mortgaged Property, or in any other collateral given to Borrower pursuant to this Loan Agreement and the Security Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding will be enforceable against Borrower only to the extent of Borrower's interest in the Mortgaged Property, and Lender, by accepting this Loan
Agreement, the Note and the Security Documents, agrees that it will not sue for, seek or demand any deficiency judgment against Borrower or any of the other
Released Parties in any such action or proceeding under, or by reason of, or in connection with this Loan Agreement, the Note or the Security Documents. The provisions of this section do not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by the Note, this Loan
Agreement or any of the Security Documents; (b) impair Lender's right to name
Borrower as a party defendant in any action or suit for foreclosure and sale under the Indenture; (c) affect the validity or enforceability of any guaranty made in connection with the Debt or any of the rights and remedies of Lender thereunder; (d) impair Lender's right to obtain the appointment of a receiver;
(e) impair the enforcement of the Assignment of Lease; or (f) constitute a waiver of Lender's right to enforce the liability and obligation of Borrower, by money judgment or otherwise but only to the extent of Borrower's interest in the
Mortgaged Property, to the extent Lender incurs any loss, damage, cost, expense, liability, claim or other obligation (including, attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

                 (i) Borrower's failure to account for Tenant's security
deposits, if any, for Rents or any other payment collected by Borrower from
Tenant under the Lease in accordance with the provisions of the Loan Documents;

                 (ii) after an Event of Default, Borrower's failure to apply
100% of Basic Rent and Additional Rent (other than Excepted Rights and Payments)
received by Borrower to repay the Debt;

                 (iii) fraud or a material misrepresentation made by Borrower, or the holders of beneficial or ownership interests in Borrower, in connection with the financing evidenced by the Loan Documents;

                 (iv) any attempt by Borrower to divert or otherwise cause to be diverted any amounts payable to Lender or Servicer for Lender's benefit in accordance with the Loan Documents;

                 (v) the misappropriation or misapplication by Borrower of any insurance proceeds or Condemnation awards relating to the Mortgaged Property;

                 (vi) Borrower's failure to maintain its existence as a special purpose, "bankruptcy remote" entity, in good standing, as required by Article 6 hereof;

                 (vii) a Transfer in violation of Section 5.02 hereof; or

                 (viii) any environmental matter(s) affecting the Mortgaged
Property which is introduced or caused by Borrower or any member of Borrower.

      Notwithstanding anything to the contrary in the Loan Documents, (i) Lender shall not be deemed to have waived any right which Lender may have under
Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender, and (ii)
the Debt will become fully recourse to Borrower (but not any member, partner or beneficiary thereof) if: (A) Borrower fails to provide financial information in accordance with the provisions of, this Loan Agreement; (B) Borrower fails to obtain Lender's prior written consent to any Transfer as required by this Loan
Agreement; or (C) Borrower fails to satisfy the provisions of Section 4.01 hereof.

      SECTION 12.14 GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS LOAN
AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF TEXAS AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN
THE STATE OF TEXAS. BORROWER, AND EACH ENDORSER HEREBY SUBMITS TO PERSONAL
JURISDICTION IN SAID STATE AND THE FEDERAL COURTS OF THE UNITED STATES OF
AMERICA LOCATED IN SAID STATE (AND ANY APPELLATE COURTS TAKING APPEALS
THEREFROM) FOR THE ENFORCEMENT OF SUCH BORROWER'S, ENDORSER'S OBLIGATIONS
HEREUNDER, UNDER THE NOTE, AND THE OTHER SECURITY DOCUMENTS, AND WAIVES ANY AND
ALL PERSONAL RIGHTS UNDER THE LAW OF ANY OTHER STATE TO OBJECT TO JURISDICTION
WITHIN SUCH STATE FOR THE PURPOSES OF SUCH ACTION, SUIT, PROCEEDING OR
LITIGATION TO ENFORCE SUCH OBLIGATIONS OF BORROWER OR ENDORSER. BORROWER AND
EACH ENDORSER HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY
ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT,
THE NOTE, OR ANY OF THE SECURITY DOCUMENTS, (A) THAT IT IS NOT SUBJECT TO SUCH
JURISDICTION OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS
NOT MAINTAINABLE IN THOSE COURTS OR THAT THIS LOAN AGREEMENT, THE NOTE, AND/OR
ANY OF THE SECURITY DOCUMENTS MAY NOT BE ENFORCED IN OR BY THOSE COURTS OR THAT
IT IS EXEMPT OR IMMUNE FROM EXECUTION, (B) THAT THE ACTION, SUIT OR PROCEEDING
IS BROUGHT IN AN INCONVENIENT FORUM, (C) THAT THE VENUE OF THE ACTION, SUIT OR
PROCEEDING IS IMPROPER OR (D) THAT LENDER IS BARRED FROM FILING SUIT DUE TO ITS
NOT HAVING QUALIFIED TO DO BUSINESS IN THE STATE WHERE THE MORTGAGED PROPERTY IS
LOCATED. IF ANY SUCH ACTION, SUIT, PROCEEDING OR LITIGATION IS COMMENCED,
BORROWER OR ENDORSER AGREE THAT SERVICE OF PROCESS MAY BE MADE, AND PERSONAL
JURISDICTION OVER BORROWER OR ENDORSER OBTAINED, BY SERVICE OF A COPY OF THE
SUMMONS, COMPLAINT AND OTHER PLEADINGS REQUIRED TO COMMENCE SUCH LITIGATION UPON
BORROWER OR ENDORSER AT BORROWER'S ADDRESS FIRST ABOVE WRITTEN.

      SECTION 12.15 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW,
BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF
RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT
ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE NOTE, THIS LOAN
AGREEMENT, OR THE SECURITY DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION
ARISING IN CONNECTION WITH THIS LOAN AGREEMENT, THE NOTE, ANY OF THE SECURITY
DOCUMENTS OR THE DEBT. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY
AND VOLUNTARILY BY BORROWER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH
INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE
ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY
PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

      Section 12.16 Consent Specific/No Deemed Waiver. Any consent or approval by Lender in any single instance will not be deemed or construed to be Lender's consent or approval in any like matter arising at a subsequent date, and
Lender's failure to promptly exercise any right, power, remedy, consent or approval provided herein or at law or in equity shall not constitute or be construed as a waiver of the same nor shall Lender be estopped from exercising such right, power, remedy, consent or approval at a later date. Any consent or approval requested of and granted by Lender pursuant hereto shall be narrowly construed to be applicable only to Borrower and the matter identified in such consent or approval and no third party may claim any benefit by reason thereof, other than the party to whom such consent or approval was given or reasonably intended to benefit, and any such consent or approval shall not be deemed to constitute Lender a venturer or partner with Borrower nor shall privity of contract be presumed to have been established with any such third party.

      Section 12.17 No Forfeiture. Borrower represents and warrants to Lender that, as of the Closing Date, Borrower has not committed any act or omission affording any Governmental Authority the right of forfeiture against the
Mortgaged Property or any monies paid in performance of Borrower's obligations under the Loan Documents. Borrower agrees not to commit, permit or suffer to exist any act, omission or circumstance affording such right of forfeiture. In furtherance thereof, Borrower indemnifies Lender and agrees to defend and hold
Lender harmless from and against any Costs by reason of the breach of the agreements or the representations and warranties set forth in this paragraph.

      Section 12.18 Notices. All communications herein provided for or made pursuant hereto shall be in writing and shall be sent by (i) registered or certified mail, return receipt requested, and the giving of such communication shall be deemed complete on the third Business Day (as such term is defined in the Lease) after the same is deposited in a United States Post Office with postage charges prepaid, (ii) reputable overnight delivery service with acknowledgment receipt returned, and the giving of such communication shall be deemed complete on the immediately succeeding Business Day after the same is timely deposited with such delivery service, or (iii) hand delivery by reputable delivery service:

      If to Lender:

                  Legg Mason Real Estate Services, Inc.
                  Miami Regional Office
                  15050 N.W. 79th Court, Suite 101
                  Miami Lakes, Florida 33016
                  Attention:  Servicing Department

                  with a copy concurrently to:

                  Ballard Spahr Andrews & Ingersoll, LLP
                  300 East Lombard Street, Suite 1900
                  Baltimore, Maryland 21202
                  Attention:  Fred Wolf, III, Esquire

      If to Borrower:

                  Lakepointe Assets LLC
                  5847 San Felipe Drive, Suite 2600
                  Houston, Texas 77057
                  Attention:  Erik Eriksson, Esq., General Counsel

                  with a copy concurrently to:

                  Lakepointe Assets LLC
                  5847 San Felipe Drive, Suite 2600
                  Houston, Texas 77057
                  Attention:  J. Richard Rosenberg, Vice President and Chief
                              Financial Officer

                  and a copy concurrently to:

                  Day, Berry & Howard LLP
                  260 Franklin Street
                  Boston, Massachusetts 02110
                  Attention:  Lewis Burleigh, Esq.

      Section 12.19 Estoppel Certificates. (a) After request by Lender, Borrower will within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note,
(iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, (vi) that the Loan
Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, and (vii) such other matters as Lender shall reasonably request.

             (a) After request by Borrower, Lender will within ten (10) days furnish Borrower with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Note, (ii) the unpaid principal amount of the Note, and (iii) the date installments of interest and/or principal were last paid.

      Section 12.20 Usury Laws. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with the applicable Texas law governing the maximum rate or amount of interest payable on the Note or the
Debt evidenced by the Note and by the other Loan Documents (or, to the extent it would permit a greater rate or amount of interest on the Note or the Debt evidenced by the Note and by the other Loan Documents, applicable United States federal law) to the end that neither Borrower nor Lender shall have contracted for, and Lender shall not charge, take, reserve or receive, and Borrower shall not pay, a greater amount of interest than under Texas law or applicable United
State federal law. If (i) the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the Debt, or (ii) Lender's exercise of any remedy hereunder or under the other Loan Documents, including the option herein contained to accelerate the maturity of the Note, or any prepayment by Borrower, results in
Lender having charged, taken, reserved or received, and Borrower having paid, any interest in excess of that permitted by applicable law, then it is
Borrower's and Lender's express intent that (A) all amounts theretofore collected by Lender in excess of the maximum amount of interest allowed by applicable law be credited on the principal balance of the Note (or, if the Note has been or would thereby be paid in full, refunded to Borrower), and (B) the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter payable, chargeable or collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder which does not exceed the maximum amount of interest allowed by applicable law.
All sums paid or agreed to be paid to Lender for the use, forbearance and detention of the Debt evidenced by the Note and by the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Debt until payment in full so that the rate or amount of interest on account of such Debt does not exceed the usury ceiling from time to time in effect and applicable to such Debt for so long as debt is outstanding. To the extent that Lender is relying on Chapter
303, as amended, of the Texas Finance Code to determine the Maximum Lawful Rate
(hereafter defined) payable on such Debt, Lender will utilize the weekly rate ceiling from time to time in effect as provided in such Chapter 303, as amended.
To the extent United States federal law permits Lender to contract for, charge or receive a greater amount of interest than Texas law, Lender will rely on
United States federal law instead of such Chapter 303, as amended, for the purpose of determining the Maximum Lawful Rate and the maximum amount permitted by applicable Law. Additionally, to the extent permitted by applicable law now or hereafter in effect and the Loan Documents, Lender may, at its option and from time to time, implement any other method of computing the Maximum Lawful
Rate under such Chapter 303, as amended, or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect. In no event shall the provisions of Chapter 346 of the Texas Finance
Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Debt evidenced by the Note. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. "MAXIMUM LAWFUL RATE" shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the
State of Texas (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges
(hereafter defined) made in connection with the loan evidenced by the Note and the Loan Documents. "CHARGES" shall mean all fees and charges, if any, contracted for, charged, received, taken or reserved by Lender in connection with the transactions relating to the Note and the Debt evidenced by the Note or by the Loan Documents which are treated as interest under applicable law. The term "APPLICABLE LAW" as used in this Section 12.20 shall mean the laws of the
State of Texas or the laws of the United States, whichever allows the greater rate or amount of non-usurious interest to be contracted for, charged, taken, reserved or received with respect to the Debt evidenced by the Note and the other Loan Documents, as such laws now exist or may be changed or amended or come into effect in the future.

      Section 12.21 Approval of RVI Insurer. Notwithstanding anything contained herein or any of the other Loan Documents to the contrary (including, without limitation, anything contained in the definition of Excepted Rights and Excepted
Payments) (i) the Loan Documents may not be amended, modified, changed, waived, discharged or terminated in any manner that would materially adversely affect the "Fair Market Value of the Property" (as described in the RVI Policy), or which would materially impair the Lender's ability to realize upon the Mortgaged
Property and/or any other collateral for the Loan, and (ii) the Lease and/or the
Lease Guaranty may not be amended, modified, changed, waived, assigned or terminated in any manner that materially adversely affects the Fair Market Value of the Property (as described in the RVI Policy), without the prior written consent of the insurer under the RVI Policy, all as required by Section 21 of that certain Additional Named Insured Endorsement (the "RVI ENDORSEMENT") issued to Lender concurrently with the issuance of the RVI Policy. Additionally, as set forth in Section 21 of the RVI Endorsement, the parties agree that any modification of the Loan Documents shall be in writing.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX A

                      DEFINITIONS AND RULES OF CONSTRUCTION

      As used herein, unless otherwise specified or the context otherwise requires:

             (a) any term defined in this Appendix by reference to another instrument or document shall continue to have the meaning ascribed thereto whether or not such other instrument or document remains in effect;

             (b) words which include a number of constituent parts, things or elements, shall be construed as referring separately to each constituent part, thing or element thereof, as well as to all of such constitute parts, things or elements as a whole;

             (c) references to any Person include such Person and its successors and permitted assigns and in the case of an individual, the word "successors"
includes such Person's heirs, devisees, legatees, executors, administrators and personal representatives;

             (d) singular words connote the plural as well as the singular, and vice versa as may be appropriate;

             (e) words importing a gender include any gender;

             (f) the words "consent", "approve", "agree" and "request", and derivations thereof or words of similar import, mean the prior written consent, approval, agreement or request of the Person in question.

             (g) a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, ordinances or laws varying, consolidating or replacing them, and a reference to a statute includes all regulations, proclamations, and ordinances issued or otherwise applicable under that statute;

             (h) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document;

             (i) the words "including" and "includes", and words of similar import, shall be deemed to be followed by the phrase "without limitation";

             (j) the words "herein", "hereof", "hereunder", "thereof", and
"thereunder" and words of similar import, when used with respect to a document, shall be deemed to refer to the document as a whole and not to the specific section or provision where such word appears unless so stated;

             (k) unless the context shall otherwise require, a reference to the
"Mortgaged Property" or "Improvements" shall be deemed to be followed by the phrase "or a portion thereof";

             (l) the Schedules, Exhibits and Appendices to the Loan Documents
are incorporated therein by reference;

             (m) the titles and headings of Articles, Sections, Schedules,
Exhibits, subsections, paragraphs and clauses are inserted as a matter of convenience to the Loan Documents and shall not affect the construction of the
Loan Documents;

             (n) references to any Loan Documents include all amendments, supplements, consolidations, replacements, restatements, extensions, renewals and other modifications thereof, in whole or in part; and

             (o) the terms "agree" and "agreements" contained herein are intended to include and mean "covenant" and "covenants".

"ACCEDING BENEFICIAL OWNER" means a Person to whom a Beneficial Owner Transfers its interest in Borrower.

"ADDITIONAL RENT" is defined in paragraph 3(b) of the Lease.

"AETNA LEASE" means that certain Lease Agreement dated as of October 22, 1993 between The Prudential Insurance Company of America ("PRUDENTIAL") as lessee, and Fluor Daniel, Inc. (now known as Fluor Enterprises, Inc., d/b/a Fluor
Signature Services) ("FEI") as lessor, as amended by that certain Second
Amendment to Lease Agreement dated January 1, 1995; as the lessee's interest with respect to the same has been assigned by Prudential (effective December 16,
1999) to Prudential Health Care Plan, Inc. ("AETNA"), and as the lessor's interest with respect to the same has been assigned (as of the Closing Date) by
FEI to Borrower, then immediately subsequent thereto by Borrower to the Aetna
SPE.

"AETNA LEASEHOLD LENDER" means Legg Mason Real Estate Services, Inc., a
Pennsylvania corporation, its successors and assigns.

"AETNA MANAGEMENT AGREEMENT" means that certain Management Agreement [Aetna
Space] dated as of the Closing Date between Tenant as manager and the Aetna SPE as landlord, with respect to the property covered by the Aetna SPE Lease.

"AETNA SPE" means Lakepointe Assets AET LLC, a Delaware limited liability company.

"AETNA SPE LEASE" means that certain Lease Agreement dated as of the Closing
Date between Borrower as lessor and the Aetna SPE as lessee, with respect to the property covered by the Aetna Lease.

"ALTERATIONS" is defined in paragraph 10(c) of the Lease.

"ARTICLE 9 PURCHASE PRICE" means the purchase price offered pursuant to a
Rejectable Offer made upon the occurrence of an event of default under Article 9 of the Lease, which will be determined in accordance with Article 9 of the
Lease.

"ARTICLE 12 PURCHASE PRICE" means the purchase price offered pursuant to a
Rejectable Offer made upon the occurrence of a Destruction under the Lease, which will be determined in accordance with Article 12 of the Lease.

"ASSIGNED DOCUMENTS" is defined in the Assignment of Leases

"ASSIGNMENT OF LEASE" means that certain Assignment of Leases, Rents and
Management Agreements, dated as of the Closing Date, given by Borrower to Lender to secure the Obligations.

"BANKRUPTCY CLAIMS" means the power and authority to exercise or assert
Borrower's rights and claims to the payment of damages arising from any rejection by a tenant of the Lease or any of the Other Leases under the
Bankruptcy Code.

"BANKRUPTCY CODE" means 11 U.S.C. Section 101 et seq. as the same may be amended from time to time.

"BASIC RENT" is defined in paragraph 3(a) of the Lease.

"BENEFICIAL OWNER" means the owner of any membership interest in the beneficial or other economic interest in Borrower.

"BORROWER" is as defined in the first paragraph of the Loan Agreement.

"BORROWER'S CERTIFICATE" means that certain certificate dated as of the Closing
Date executed by Borrower and delivered to Lender in connection with the closing of the Loan.

"BUSINESS DAY" means any day other than a Saturday, Sunday or the days on which commercial banks located in the State of New York are required or authorized to be closed.

 "CASUALTY" is defined in paragraph 12(a) of the Lease.

"CERTIFICATE OF COMPLIANCE AND RELEASE" is as described in Section 5.02(b) of the Loan Agreement.

"CERTIFICATE HOLDERS" means, as of any particular day, the holders of the certificates under the Trust Agreement.

"CERTIFICATE TRUSTEE" means Wells Fargo Bank Northwest, National Association, and each successor trustee, as trustee under the Trust Agreement.

"CLOSING DATE" means the date of the Loan Agreement, as shown on the cover page of the Loan Agreement.

"CONDEMNATION" means a "Taking" as defined in paragraph 12(a) of the Lease.

"CONSTITUENT PARTY" is as defined in Section 6.01(d) of the Loan Agreement.

"CONTROL" (including the correlative meanings of the terms "controlling",
"controlled by" and "under common control with"), as used with respect to any
Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

"CREDIT RATING" is defined in Appendix I of the Lease.

"CREDIT RATING DOWNGRADE" is defined in Appendix I of the Lease.

"CURRENT INDEMNITOR" is as defined in Section 5.07 of the Loan Agreement.

"DEBT" is as defined in Section 3.01(a) of the Loan Agreement.

"DEFAULT RATE" means a rate of interest equal to 9.560% per annum, but in no event greater than the maximum rate permitted by applicable Legal Requirements.

"DEFEASANCE" is as defined in Section 2.05(a) of the Loan Agreement.

"DEFEASANCE DEPOSIT" means an amount which Lender will determine (in sole reliance upon a verification report delivered by a nationally recognized independent certified public accountant or firm of nationally recognized certified public accountants) is sufficient to pay the Scheduled Defeasance
Payments, any costs and expenses (including the reasonable fees and expenses of such accountant or firm of accountants) incurred or to be incurred in the purchase of U.S. Obligations necessary to meet the Scheduled Defeasance Payments and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note or otherwise required to accomplish the agreements of Section 2.05 of the Loan Agreement, which taxes
Lender will cause to be paid to the appropriate taxing authority on the Release
Date.

"DESTRUCTION" is as defined in paragraph 12(a) of the Lease.

"DISCOUNTED VALUE" means, with respect to the Prepayment Amount of the Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Prepayment Amount from their respective scheduled due dates to the
Settlement Date with respect to such Prepayment Amount, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Note is payable) equal to the
Reinvestment Yield with respect to such Prepayment Amount.

"DOLLARS" and "$" mean lawful currency of the United States of America.

"ENVIRONMENTAL LAWS" means and includes but shall not be limited to the Resource
Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive

Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601
et seq.), as amended by the Superfund Amendments and Reauthorization Act of
1986, the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et
seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the
Clean Air Act (42 U.S.C. Section 7401 et seq.), the Clean Water Act (33 U.S.C.
Section 1251 et seq.) the Federal Insecticide, Fungicide and Rodenticide Act (7
U.S.C. Section 136 et seq.), the Occupational Safety and Health Act (29 U.S.C.
Section 651 et seq.) and all applicable federal, state and local environmental laws, including obligations under the common law, ordinances, rules, regulations and publications, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted, and any other Legal Requirements, now or hereafter existing relating to regulation or control of Hazardous Substances or environmental protection, health and safety.

"EQUIPMENT" means all machinery, equipment, fixtures (including, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature, whether tangible or intangible, whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land, or appurtenant thereto, and usable in connection with the present or future construction, operation and occupancy of the Land and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land, or appurtenant thereto, or usable in connection with the present or future construction, operation, enjoyment and occupancy of the Land.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated there under from time to time in effect.

"ESCROW FUND" means the "Tax and Insurance Reserve Fund" as defined in paragraph
13(e) of the Lease.

"EVENTS OF DEFAULT" is as defined in Section 9.01 of the Loan Agreement.

"EXCEPTED RIGHTS AND EXCEPTED PAYMENTS" means the following described properties, payments, amounts, rights, interests and privileges:

         (i) all payments to Borrower by Tenant pursuant to any indemnity under the Lease which by the terms thereof are payable to Borrower or its successors, permitted assigns, employees, officers, directors, shareholders, members, servants, agents and affiliates thereof;

         (ii) any insurance proceeds to the extent payable under general public liability policies maintained by Tenant pursuant to paragraph 13 of the
         Lease, which, by the terms of such policies, are solely for the benefit of and payable directly to Borrower or its successors, permitted assigns, employees, officers, directors, shareholders, members, servants, agents and affiliates thereof, in each such case for their own respective accounts;

         (iii) so long as no Event of Default exists, Borrower's right, in addition to Lender's right, (A) to receive from Tenant, Manager, Lease
         Guarantor, Management Agreement Guarantor and Multi-Party Agreement
         Guarantor certificates and other documents and information that Tenant,
         Manager, Lease Guarantor, Management Agreement Guarantor and
         Multi-Party Agreement Guarantor are required to give or furnish to
         Borrower pursuant to the Lease, the Lease Guaranty, the Management
         Agreements, the Guaranty of Management Agreements, the Multi-Party
         Agreement or the Guaranty of Multi-Party Agreement (B) to inspect the
         Mortgaged Property and all records relating thereto, and (c) to undertake repairs and maintenance of the Mortgaged Property;

         (iv) so long as no Event of Default exists, Borrower's right to send
         Notices of default by Tenant or Manager to pay (A) any amount due under clauses (i) and (ii) hereof, and (B) any other amount, other than Basic
         Rent, due under the Lease or the Management Agreements to be paid to a third party such as Taxes and Impositions, Insurance Premiums, utility charges and similar payments (any payments due under clauses (i) and
         (ii) and this clause (iv) are called collectively, the "EXCEPTED
         PAYMENTS");

         (v) so long as no Event of Default exists, Borrower's right to (A) sue for damages resulting from any failure by Tenant or Lease Guarantor to pay any Excepted Payments, and (B) enforce performance or observance by
         (i) Tenant under the Lease, (ii) Lease Guarantor under the Lease
         Guaranty, (iii) Manager under the Management Agreements, (iv)
         Management Agreement Guarantor under the Guaranty of Management
         Agreements, (v) Tenant, the Aetna SPE or the MCI SPE under the
         Multi-Party Agreement, or (vi) Multi-Party Agreement Guarantor under the Guaranty of Multi-Party Agreement of the applicable covenants and terms of the Lease, the Lease Guaranty, the Management Agreements, the
         Guaranty of Management Agreements, the Multi-Party Agreement or the
         Guaranty of Multi-Party Agreement, as allowed by law, equity; provided, however, Borrower may not (x) accelerate the payment of Rent, or (y)
         give any Notice, sue or take any other action relating to Tenant's or
         Manager's failure to pay such Excepted Payment that might have the effect of terminating the Lease and/or the Management Agreement, dispossessing Tenant, declaring the Lease or Management Agreement forfeited, terminating or reducing any obligations of Tenant, Lease
         Guarantor, Manager, Management Agreement Guarantor, Multi-Party
         Agreement Guarantor, the Aetna SPE or the MCI SPE under the Lease, the
         Lease Guaranty, the Management Agreements, the Guaranty of Management
         Agreements, the Multi-Party Agreement, the Guaranty of Multi-Party
         Agreement or pursuing any comparable remedy without in each instance
         Lender's prior written approval which Lender may grant or withhold in its sole discretion; and

         (vi) so long as no Event of Default exists where Lender's approval or consent is not required by the terms of the Lease or the Management
         Agreements, Borrower may (A) determine Tenant's compliance with the provisions of the Lease and the Manager's compliance with the
         Management Agreements, and (B) provide any approval, consent or waiver under or pursuant to the Lease and the Management Agreements; provided, however, if the Lease or the Management Agreements give a concurrent right to Lender to determine compliance or to grant any approval, consent or waiver, then Lender's determination or Lender's approval, consent or waiver shall be final, regardless of Borrower's determination, approval, consent or waiver, and; provided, further, in the instance of (A) and (B) Borrower may not make any determination or provide any approval, consent or waiver or take any other action under or pursuant to the Lease or the Management Agreements that might adversely affect (i) Borrower's rights under the Lease, (ii) the Lease
         Guarantor's rights under the Lease Guaranty, (iii) Manager's rights under the Management Agreements, (iv) Management Agreement Guarantor's
         rights under the Guaranty of Management Agreements, (v) Tenant's, the
         Aetna SPE's or the MCI SPE's rights under the Multi-Party Agreement,
         (vi) Multi-Party Agreement Guarantor's rights under the Guaranty of
         Multi-Party Agreement, (vii) the value of the Mortgaged Property, or
         (viii) Lender's rights under the Loan Documents.

"GOVERNMENTAL AUTHORITY" means any federal, state, county, municipal or other governmental or regulatory, arbitrator, board, body, commission, court, instrumentality, or other administrative, judicial, quasi-governmental or quasi-judicial tribunal, authority or agency of competent authority (or private entity in lieu thereof).

"GUARANTY AGREEMENT" means that certain Indemnity and Guaranty Agreement dated as of the Closing Date from Beneficial Owner to Lender (as the same may be replaced from time to time by an Acceding Beneficial Owner).

"GUARANTY OF MANAGEMENT AGREEMENTS" means, collectively, the Guaranty of
Management Agreement [MCI Space] dated as of the Closing Date by Management
Agreement Guarantor and the Guaranty of Management Agreement [Aetna Space] dated as of the Closing Date by Management Agreement Guarantor.

"GUARANTY OF MULTI-PARTY AGREEMENT" means that certain Guaranty of Multi-Party
Agreement dated as of the Closing Date by the Multi-Party Agreement Guarantor.

"HAZARDOUS SUBSTANCES" means (i) those substances (whether solid, liquid or gas), included within the definitions of or identified as "hazardous substances", "hazardous materials", or "toxic substances" in or pursuant to, without limitation, the Comprehensive Environmental Response Compensation and
Liability Act of 1980 (42 U.S.C. Section 9601 et seq.) (CERCLA), as amended by
Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499, 100 Stat.
1613) (SARA), the Resource Conservation and Recovery Act of 1976 (42 U.S.C.,
Section 6901 et seq.) (RCRA), the Occupational Safety and Health Act of 1970 (29
U.S.C. s. 651 et seq.) (OSHA), and the Hazardous Materials Transportation Act,
49 U.S.C. Section 1801 et seq., and in the regulations promulgated pursuant to said laws, all as amended; (ii) those substances listed in the United States
Department of Transportation Table (40 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); (iii) any material, waste, substance, pollutant or contamination which is or contains (A) petroleum, its derivatives, by-products and other hydrocarbons, including crude oil or any fraction thereof, natural gas, or synthetic gas usable for fuel or any mixture thereof, (B) asbestos and/or asbestos-containing materials in any form that is or could become friable, (C) polychlorinated biphenyls, (D) designated as
"hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C.
Section 1251 et seq., (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317); (E) flammable explosives; (F)
radioactive materials; and (iv) such other substances, materials, wastes, pollutants and contaminants which are or become regulated as hazardous, toxic or
"special wastes" under applicable local, state or federal law, or the United
States government, or which are classified as hazardous, toxic or as "special wastes" under any Legal Requirements.

"IMPROVEMENTS" is defined in Article 1 of the Lease.

"INDEMNIFIED LIABILITIES" is defined in paragraph 8(a) of the Lease.

"INDEMNIFIED PARTIES" means Lender, each Certificate Holder and the Certificate
Trustee, their respective successors and assigns, the beneficial owners of any of the foregoing and the trustees, beneficiaries, partners, shareholders, officers, directors, agents or employees of Lender, each Certificate Holder and the Certificate Trustee, or any such successor or assign or beneficial owner.

"INDEMNITY OBLIGATIONS" is as defined in Section 5.07 of the Loan Agreement.

"INDENTURE" is as defined in Background recital C of the Loan Agreement.

"INDEPENDENT MANAGER" is as defined in Section 6.01(q) of the Loan Agreement.

"INSURANCE PREMIUMS" are defined in paragraph 13(e) of the Lease.

"INSURANCE REQUIREMENTS" are defined in paragraph 13(a) of the Lease.

"KNOWLEDGE" by Borrower with respect to any matter means the present actual knowledge of such matter by an Executive Officer (as defined in the Lease) of
Borrower after reasonable investigation and inquiry. Knowledge shall be presumed conclusively as to the content of any notice to Borrower made in accordance with the Loan Documents.

"LAND" is as defined in the Indenture.

"LEASE" means that certain Lease Agreement dated as of the Closing Date between
Borrower as Landlord and Tenant as tenant, demising the Mortgaged Property, including, all deemed amendments thereto as provided therein, extended terms, and extensions and renewals of the term thereof.

"LEASE DEFAULT" means the occurrence under the Lease of an event of default (as defined in paragraph 20 of the Lease) other than an event of default under subparagraphs 20(a)(iii), (iv), (v), or (vii) of the Lease.

"LEASE GUARANTOR" means Fluor Corporation, a Delaware corporation, its permitted successors and assigns.

"LEASE GUARANTY" means that certain Guaranty of Lease dated as of the Closing date by Lease Guarantor, including all amendments thereto.

"LEGAL REQUIREMENTS" means (i) all present and future applicable laws, statutes, treaties, rules, orders, ordinances, codes, regulations, requirements, Permits, and interpretations by, and applicable judgments, decrees, injunctions, writs, orders and like action of any Governmental Authority (including, without limitation, those pertaining to the environment), whether or not such are within the present contemplation of Borrower or Tenant, and (ii) any reciprocal easement agreement, development agreement, deed restriction, or similar agreement, relating to the Mortgaged Property, or the Improvements, or the
facilities or equipment thereon or therein, or the streets, sidewalks, vaults, vault spaces, curbs and gutters adjoining the Leased Mortgaged, or the appurtenances to the Leased Mortgaged, or the franchises and privileges connected therewith.

"LETTER OF CREDIT" means a clean, irrevocable, unconditional transferable letter of credit payable on sight draft only, in form acceptable to Lender, in favor of
Lender and entitling Lender to draw thereon, issued by a domestic bank or the
U.S. agency or branch of a foreign bank having an office in New York, New York, at which presentation and payment of the Letter of Credit may occur, having a long-term unsecured debt rating at the time of issuance and at all times thereafter of "A" or better by Standard & Poor's, "A2" or better by Moody's or an equivalent rating by any other NSRO and having capital, surplus and undivided profits aggregating at least $250,000,000. Any Letter of Credit must expressly provide that it is freely transferable to any successor or assign of Lender.

"LIEN" is defined in paragraph 7(a) of the Lease.

"LOAN" is as defined in Recital B of the Loan Agreement.

"LOAN AGREEMENT" means that certain Loan Agreement dated the Closing Date between Lender and Borrower relating to the Mortgaged Property and pursuant to which the Loan evidenced by the Note and secured by the Security Documents was made to Borrower.

"LOAN DOCUMENTS" means, collectively, the Note, the Loan Agreement and the
Security Documents.

"MANAGEMENT AGREEMENT GUARANTOR" means Fluor Corporation, a Delaware
Corporation, its permitted successors and assigns.

"MANAGEMENT AGREEMENTS" mean, collectively, the Aetna Management Agreement and the MCI Management Agreement, including all amendments thereto.

"MANAGER" means Fluor Enterprises Inc., a California Corporation, its permitted successors and assigns.

"MCI" means, collectively, MCI Telecommunications Corporation (now known as MCI
WORLDCOM Network Services, Inc.) and MCI WorldCom Communications, Inc., a
Delaware corporation.

"MCI LEASE" means that certain Lease Agreement dated as of November 14, 1994 between MCI as lessee, and Fluor Daniel, Inc. (now known as Fluor Enterprises,
Inc., d/b/a Fluor Signature Services) ("FEI") as lessor; as the lessor's interest with respect to the same has been assigned (as of the Closing Date) by
FEI to Borrower, then immediately subsequent thereto by Borrower to the MCI SPE.

"MCI LEASEHOLD LENDER" means Legg Mason Real Estate Services, Inc., a
Pennsylvania corporation, its successors and assigns.

"MCI MANAGEMENT AGREEMENT" means that certain Management Agreement [MCI Space]
dated as of the Closing Date between Tenant as manager and the MCI SPE as landlord, with respect to the property covered by the MCI SPE Lease.

"MCI SPE" means Lakepointe Assets WCOM LLC, a Delaware limited liability company.

"MCI SPE LEASE" means that certain Lease Agreement dated as of the Closing Date between Borrower as lessor and the MCI SPE as lessee, with respect to the property covered by the MCI Lease.

"MATURITY DATE" is as defined in the Note.

"MONTHLY PAYMENT" means the monthly payment of principal and interest due under the Note.

"MOODY'S" means Moody's Investors Services, Inc., and its successors in interest.

"MORTGAGED PROPERTY" is as defined in the Indenture.

"MULTI-PARTY AGREEMENT" means that certain Multi-Party Agreement dated as of the
Closing Date by and among Tenant, the Aetna SPE, the MCI SPE and Borrower, including all amendments thereto.

"MULTI-PARTY AGREEMENT GUARANTOR" means Fluor Corporation, a Delaware corporation, its permitted successors and assigns.

"NET AWARD" is defined in Appendix I of the Lease. "NEW INDEMNITOR" is as defined in Section 5.07 of the Loan Agreement.

"NEW INDEMNITY AGREEMENT" is as defined in Section 5.07 of the Loan Agreement.

"NON-CONSOLIDATION OPINION" means that certain opinion letter dated as of the
Closing Date delivered by Day, Berry & Howard LLP in connection with the Loan.

"NOTE" means that certain Note in the amount of the Loan dated the date of the
Loan Agreement made by Borrower to Lender.

"NOTICE" means any demand, statement, request, consent, approval or other notice given under the Loan Documents.

"NSRO" means a nationally recognized statistical rating organization, which as of the Closing Date would include Moody's, Standard & Poor's, Fitch IBCA, Inc.
and Duff & Phelps Credit Rating Corp.

"OBLIGATIONS" means collectively Borrower's obligations to pay the Debt and to perform the Other Obligations.

"OTHER LEASES" means any leases, licenses and subleases (including, all guarantees thereof) and other agreements affecting the use, enjoyment or occupancy of the Land and Improvements other than the Lease.

"OTHER OBLIGATIONS" is as defined in Section 3.01(b) of the Loan Agreement.

"PERMITS" means all licenses, authorizations, certificates (including certificates of occupancy), variances, concessions, grants, registrations, consents, permits and other approvals issued by a Governmental Authority now or hereafter pertaining to the ownership, management, occupancy, use, operation,
Alteration or Restoration of the Mortgaged Property.

"PERMITTED EXCEPTIONS" mean the exceptions to title set forth in Schedule B of the Title Policy issued to Lender.

"PERMITTED LEASE TERMINATION EVENT" means the occurrence of either an "Event of
Default" (as defined in the Lease) under Article 9 of the Lease and Tenant has the right to make a Rejectable Offer under, and Tenant has complied with the terms of paragraph 9(h) of, the Lease, or a Destruction, and in each instance
Borrower has accepted or rejected Tenant's Rejectable Offer in accordance with the terms of Section 10.02, with Lender's prior written consent, Tenant's
Rejectable Offer.

"PERMITTED TRANSFER" means, collectively, a Permitted Transfer of Beneficial
Interest or a Permitted Transfer of Mortgaged Property.

"PERMITTED TRANSFER OF BENEFICIAL INTEREST" is as defined in Section 5.02(a) of the Loan Agreement.

"PERMITTED TRANSFER OF MORTGAGED PROPERTY" is as defined in Section 5.03(a) of the Loan Agreement.

"PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, trustee of a trust, unincorporated organization, Governmental Authority, or other entity.

"POLICIES" are defined in paragraph 13(a) of the Lease.

"PREPAYMENT AMOUNT" means the outstanding principal balance of the Note that (1)
is to be prepaid pursuant to Section 10.02 of the Loan Agreement following a
Permitted Lease Termination Event, or (2) has become or is declared to be immediately due and payable pursuant to Section 9.02 of the Loan Agreement, as the context requires.

"PREPAYMENT CONSIDERATION" means an amount equal to the excess, if any, of the
Discounted Value of the Remaining Scheduled Payments with respect to the
Prepayment Amount of the Note over the amount of such Prepayment Amount, provided that the Prepayment Consideration may in no event be less than zero.

"PROTECTIVE ADVANCES" means any costs or expenses Lender and/or Servicer advance or incur in accordance with the terms of the Loan Documents to maintain, manage, secure, remediate or otherwise protect the Mortgaged Property or the priority of the Lien granted by the Indenture, including, any costs or expenses advanced or incurred (i) to appear in, defend, or bring any action or proceeding necessary to collect the Debt or enforce the Loan Documents, including, reasonable attorneys' fees and disbursements incurred whether or not suit is brought; (ii)
to protect Lender's interest in the Mortgaged Property; (iii) to pay the salaries, fees and wages of a managing agent and such other employees as Lender deems necessary or desirable to manage and secure the Mortgaged Property; (iv)
to pay the cost of all Alterations and all expenses incident to taking and retaining possession of the Mortgaged Property; (v) to foreclose the Indenture;
(vi) subject to the terms of the Lease and the Loan Documents, to cause the
Mortgaged Property to comply with any Legal Requirements applicable to Borrower or Tenant, or to the Mortgaged Property, or which may govern or regulate the ownership, use or operation of the Mortgaged Property; (vii) to pay Taxes,
Impositions and/or Insurance Premiums; (viii) to reimburse, protect or defend
Lender from or against any of the matters described in Section 4.11 of the Loan
Agreement; or (ix) for any actions taken to prevent waste to the Mortgaged
Property.

"RATING AGENCIES" means Moody's and Standard & Poor's, or at Lender's election, another NSRO.

"REINVESTMENT YIELD" means, with respect to the Prepayment Amount of the Note, the yield to maturity implied by:

(i)   calculating the yield for a hypothetical U.S. Treasury security having a maturity equal to the Remaining Average Life of such Prepayment Amount as of such Settlement Date by interpolating linearly between (1) the "on the run" current U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the "on the run" current
      U.S. Treasury security with the maturity closest to and less than the
      Remaining Average Life, both as reported by Bloomberg Financial Markets as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Prepayment Amount; OR,

(ii)  if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Prepayment Amount, in
      Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Prepayment
      Amount as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and
      (b) interpolating linearly between (1) the on the run U.S. Treasury security with the maturity closest to and greater than the Remaining
      Average Life and (2) the on the run U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

"REJECTABLE OFFER" means an offer by Tenant to purchase the Mortgaged Property in accordance with the applicable provisions of Articles 9 or 12 of the Lease.

"RELEASE DATE" means the regularly scheduled Monthly Payment Date on which the
Defeasance is to occur.

"RELEASED PARTIES" means Borrower, any partner or member of Borrower and any member or any officers, shareholders, directors or partners thereof.

"REMAINING AVERAGE LIFE" means, with respect to any Prepayment Amount, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Prepayment Amount into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Prepayment Amount by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Prepayment Amount and the scheduled due date of such Remaining
Scheduled Payment.

"REMAINING SCHEDULED PAYMENTS" means, with respect to the Prepayment Amount of the Note, all payments of such Prepayment Amount and interest thereon that would be due after the Settlement Date with respect to such Prepayment Amount if no payment, purchase or acceleration of such Prepayment Amount were made before its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant hereto.

"RENTS" means all Basic Rent, Additional Rent and all other amounts paid under the Lease, including, any income, revenues, issues, profits, moneys, security deposits, and damages payable or receivable under the Lease or pursuant to any of the provisions of the Lease (including, all oil and gas or other mineral royalties and bonuses), whether payable as rents or in connection with a termination of the Lease and whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code.

"RESTORE" or "RESTORATION" is defined in Appendix I to the Lease.

"RVI POLICY" means that certain residual value insurance policy issued by
Financial Structures Limited for the benefit of the Lender.

 "SCHEDULED DEFEASANCE PAYMENTS" is as defined in Section 2.05 of the Loan
Agreement.

"SECONDARY MARKET TRANSACTION" is as defined in Section 12.12 of the Loan
Agreement.

"SECURITY AGREEMENT" is as defined in Section 2.05 of the Loan Agreement.

"SECURITY DOCUMENTS" means the Indenture, the Assignment of Lease, the UCC
Financing Statements, the Guaranty Agreement, the Multi-Party Agreement, the
Four-Party Agreement and any other guaranty, agreement, instrument or document other than the Note and the Loan Agreement now or hereafter executed or authorized by Borrower and/or others and by or in favor of Lender, which wholly or partially relate to or evidence, secure or guaranty all or any portion of the payment of the Debt or otherwise is executed and/or delivered in connection with the Note.

"SERVICER" means the servicer or servicers appointed from time to time by
Lender, to administer the Loan or otherwise perform certain functions in connection with the Loan.

"SETTLEMENT DATE" means for the Prepayment Amount of the Note, (i) the date on which such Prepayment Amount is paid pursuant to Section 10.02 of the Loan
Agreement, or (ii) the date on which such Prepayment Amount has become or is declared to be immediately due and payable pursuant to Section 9.04 of the Loan
Agreement.

"SNDA" means the Subordination, Non-Disturbance and Attornment Agreement dated as of the Closing Date by and among Lender, Borrower and Tenant relating to the
Mortgaged Property.

"SPE MANAGER" is as defined in Section 6.01(p) of the Loan Agreement.

"STANDARD & POOR'S" means Standard & Poor's Rating Services, a division of The
McGraw - Hill Companies, Inc., and its successors in interest.

"STATE" means the State or Commonwealth in which the Mortgaged Property is located.

"SUCCESSOR BORROWER" is as defined in Section 2.05(b) of the Loan Agreement.

"SUPERIOR LEASES" means, collectively, the Aetna Lease, the MCI Lease and any other lease which is superior to the Lien of the Indenture.

"TAXES AND IMPOSITIONS" is defined in paragraph 6(a) of the Lease.

"TENANT" means Fluor Enterprises Inc., a California Corporation, its permitted successors and assigns.

"THIRD PARTY REPORT" is as defined in Section 11.12 of the Loan Agreement.

"TITLE COMPANY" means Chicago Title Insurance Company.

"TITLE POLICY" means the lender's policy of title insurance dated as of the
Closing Date issued by the Title Company to lender covering the Mortgaged
Property.

"TRANSACTION DOCUMENTS" means, collectively, the Loan Documents, the Lease, the
Aetna SPE Lease, the Aetna Lease, the Aetna Management Agreement, MCI SPE Lease,
the MCI Lease, the MCI Management Agreement and the Multi-Party Agreement.

"TRANSFER" is as defined in Section 5.01(a) of the Loan Agreement.

"TRANSFEREE" means the Person to whom a Transferor Transfers the Mortgaged
Property.

"TRANSFEROR" means Borrower, or a successor to Borrower, in its capacity as the transferor of the Mortgaged Property.

"TRUST AGREEMENT" means that certain Certificate Pass-Through Trust Agreement dated as of the Closing Date among Certificate Trustee, as trustee, and the
Certificate Holders.

"U.S. OBLIGATIONS" means direct non-callable obligations of the United States of
America (i.e. UNITED States Treasury Bills, Notes or Bonds).

"UCC" means the Uniform Commercial Code as adopted and enacted by the State or
States where any of the Mortgaged Property is located.

"UCC FINANCING STATEMENTS" means those certain UCC financing statements executed by Borrower and intended to be filed in the appropriate recording offices to perfect the security interests in the collateral described therein.